UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          SCHEDULE 14A INFORMATION
                          ------------------------

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934

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Filed by a Party other than the Registrant  [   ]


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        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
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[   ]   Soliciting Material Pursuant to 240.14a-12

                          WERNER ENTERPRISES, INC.
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 	       [LOGO OF WERNER ENTERPRISES, INC.]
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308

                  ---------------------------

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD MAY 10, 2011

                  ---------------------------

Dear Stockholders:

Notice is hereby given that the 2011 Annual Meeting of Stockholders (the "2011 Annual Meeting") of Werner Enterprises, Inc., a Nebraska corporation (the "Company"), will be held at the Embassy Suites Omaha-La Vista Hotel & Conference Center, 12520 Westport Parkway, La Vista, Nebraska, on Tuesday, May 10, 2011, at 10:00 a.m. local Central Daylight time. This meeting will be held for the following purposes, which are more fully described in the accompanying Proxy
Statement:
1. To elect three Class II directors to each serve for a three-year term expiring at the 2014 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.   To approve    an   advisory   resolution   on   executive
     compensation.

3. To hold an advisory vote on the frequency of future advisory votes on executive compensation.

4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only  stockholders of record at the close of business on March
21, 2011, will be entitled to receive notice of and to vote at the 2011 Annual Meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2011: This Notice of Annual Meeting of Stockholders is not a form for voting and presents only an overview of the more complete enclosed proxy materials comprised of the Company's (i) 2011 Proxy Statement (including a proxy for voting) relating to the 2011 Annual Meeting and (ii) Annual Report to Stockholders for the year ended December 31, 2010 (containing our Annual Report on Form 10-K for 2010 filed with the U.S. Securities and Exchange Commission on March 1, 2011). Copies of the proxy materials are available, without charge, on the Company's website (http://www.werner.com under the "Investors" link) or by contacting the Corporate Secretary by telephone at (800) 228-2240 or e-mail at invrelations@werner.com. The enclosed proxy materials contain important information about the Company and 2011 Annual Meeting, and you are encouraged to review these documents before voting.

All stockholders are cordially invited and encouraged to attend the 2011 Annual Meeting in person. However, regardless of whether you attend the meeting, we request that you vote and submit your proxy as promptly as possible in order to ensure the presence of a quorum and that your shares will be voted in accordance with your wishes. Voting instructions are enclosed and provided in the Proxy Statement for your convenience. If you attend the 2011 Annual Meeting, you may either (i) vote by proxy beforehand and forego voting at the Annual Meeting or (ii) revoke your proxy and cast your vote in person. If you hold your shares through a brokerage firm, bank or other nominee, follow the instructions you receive from them to vote your shares.

                           By Order of the Board of Directors,


                           /s/ James L. Johnson

                           James L. Johnson
Omaha, Nebraska            Executive Vice President, Chief
April 7, 2011                Accounting Officer and Corporate
                             Secretary

                       TABLE OF CONTENTS
                       -----------------

INTRODUCTION                                                1
  Annual Meeting Information                                2
  Voting Information and Instructions                       2
     Record Date                                            2
     Quorum                                                 2
     Stockholders Eligible to Vote                          2
     Stockholder Voting Methods                             2
     Voting Your Proxy and Designated Proxy Holders         3
     Revoking Your Proxy                                    3
     Cumulative Voting in Director Elections                3
     Votes Required for Proposals and Voting Process        4
     Voting Results                                         4
     Stockholder Privacy                                    5
  Expenses of Solicitation                                  5
  Other Matters                                             5
PROPOSAL 1 - ELECTION OF DIRECTORS                          5
  Director Nominees                                         5
  Current Director Information                              6
  Recommendation of the Board of Directors - Proposal 1     9
CORPORATE GOVERNANCE                                        9
  Director Independence Determinations                      9
  Role and Leadership of the Board of Directors             9
  Board Oversight of Risk Management                       10
  Corporate Governance Policies and Materials              10
  Committees of the Board of Directors                     11
  Attendance at Board and Committee Meetings and Annual
   Meeting                                                 12
  Audit Committee                                          12
     Audit Committee Independence and Financial Expert     12
  Compensation Committee                                   13
     Compensation Committee Independence                   13
     Compensation Committee Interlocks and Insider
      Participation                                        14
  Nominating and Corporate Governance Committee            14
  Stockholder Communications with the Board of Directors   14
  Director Nomination Process                              14
     Stockholder Recommendations for Director Candidates   15
     Desirable Skills and Traits for Director Candidates   15
  Director Compensation and Benefits                       16
     Director Stock Ownership                              17
     Compensation of Directors for 2010                    17
  Report of the Audit Committee                            18
EXECUTIVE OFFICERS                                         19
  Current Executive Officer Information                    19
     Future Management Changes                             21
BENEFICIAL OWNERSHIP OF COMMON STOCK                       21
  Stock Ownership of Directors, Executive Officers and
   Certain Beneficial Owners                               21
  Section 16(a) Beneficial Ownership Reporting Compliance 23 PROPOSAL 2 - ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION 23
  Recommendation of the Board of Directors - Proposal 2    25

PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE
 ADVISORY VOTES ON EXECUTIVE COMPENSATION                  25
  Recommendation of the Board of Directors - Proposal 3    26
EXECUTIVE COMPENSATION                                     26
  Compensation Discussion and Analysis                     26
     Named Executive Officers                              26
     Executive Summary                                     27
     2010 Executive Compensation Program and Objectives    28
     Elements of Executive Compensation                    29
     Role of the Compensation Consultant                   36
     Role of Peer Groups and Benchmarking                  36
     Compensation Determination Process                    37
     Risk Management Related to Compensation               40
     Other Executive Compensation Policies and
      Considerations                                       41
  Employment Arrangements                                  43
  Arrangements and Potential Payments Upon Termination or
   Change in Control                                       43
     Termination                                           43
     Change in Control                                     43
     Potential Benefits Payable Under the Equity Plan      43
  Report of the Compensation Committee                     44
  Summary Compensation Table                               45
  All Other Compensation for 2010                          47
  Grants of Plan-Based Awards for 2010                     48
  Outstanding Equity Awards at 2010 Year-End               48
  Option Exercises for 2010                                51
  Nonqualified Deferred Compensation for 2010              52
     Deferrals                                             52
     Earnings                                              52
     Distributions and "In Service" Withdrawals            52
PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM             53
  Fees of the Independent Registered Public Accounting
   Firm                                                    53
     Audit Fees                                            54
     Audit-Related Fees                                    54
     Tax Fees                                              54
  Policy of Audit Committee Pre-Approval of Audit and
   Non-Audit Services Performed by the Independent
   Registered Public Accounting Firm                       54
  Recommendation of the Board of Directors - Proposal 4    55
TRANSACTIONS WITH RELATED PERSONS                          55
  Review and Approval of Related Person Transactions       55
  Related Person Transactions                              56
     Land Lease Agreement                                  56
     Family Members of Executive Officers and Directors    57
     Independent Contractors                               57
     Personal Use of Corporate Aircraft                    57
OTHER BUSINESS                                             57
STOCKHOLDER PROPOSALS                                      58
STOCKHOLDERS SHARING THE SAME ADDRESS                      58
CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE OFFICES   59
INTERNET WEBSITE AND AVAILABILITY OF MATERIALS             59

                   WERNER ENTERPRISES, INC.
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308
                       ________________

                      PROXY STATEMENT FOR
                ANNUAL MEETING OF STOCKHOLDERS
                         MAY 10, 2011
                   ________________________

                         INTRODUCTION

We are sending you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (the "Board") for the 2011 Annual Meeting of Stockholders of Werner Enterprises, Inc. The 2011 Annual Meeting will be held for the purposes set forth in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement. We are mailing the Proxy Statement, proxy and our Annual Report to Stockholders for the year ended December 31, 2010 (the "2010 Annual Report") on or about April 7, 2011.

In this Proxy Statement, we also use the following terms and abbreviations:

    *  We  refer to Werner Enterprises, Inc. as the "Company,"
       "we" or "us."

    * The 2011 Annual Meeting of Stockholders is referred to as the "Annual Meeting" or "2011 Annual Meeting."

    *  References  to "2010" and "for the year ended  December
       31, 2010" mean the Company's fiscal year for the period beginning January 1, 2010 and ending December 31, 2010.

    * The term "executive officers" means those executives listed in the Current Executive Officer Information section beginning on page 19 of this Proxy Statement and on our website.

    *  "Named  Executive  Officers" means the  five  executive officers  identified  on page 26  of  the  Compensation
       Discussion   and  Analysis  section   of   this   Proxy
       Statement.

    * "Proxy Materials" means this Proxy Statement, the proxy relating to the 2011 Annual Meeting and the 2010 Annual
       Report.

    * We also refer to our "website," which means the Internet website available at http://www.werner.com under the "Investors" link, as provided in the Internet Website and Availability of Materials section of this Proxy Statement.

This Proxy Statement and our 2010 Annual Report are available on our website. In these Proxy Materials, we refer to certain reports and forms that we have filed with the U.S. Securities and Exchange Commission (the "SEC"). All of our SEC filings are available on our website. You may also request copies of our SEC filings and Proxy Materials from the Corporate Secretary at the contact information provided in the Contacting the Corporate Secretary and Executive Offices section of this Proxy Statement.

Annual Meeting Information

The 2011 Annual Meeting of Stockholders will be held at 10:00 a.m. local Central Daylight time on Tuesday, May 10, 2011, at the Embassy Suites Omaha-La Vista Hotel & Conference Center, and at any adjournment(s) thereof. The Embassy Suites Omaha-La Vista Hotel & Conference Center is located at 12520 Westport Parkway in La Vista, Nebraska, which is situated just off U.S. Interstate 80 and the Giles Road Exit 442 in La Vista's Southport development. Should you require additional directions to attend the meeting and vote in person, you may contact our Corporate Secretary at the contact information set forth in the Contacting the Corporate Secretary and Executive Offices section on page 59. At the meeting, Clarence L. ("C.L.") Werner, Gregory ("Greg") L. Werner and Gary L. Werner and other members of our management team will discuss our results of operations and business plans. Members of our Board of Directors will also be present to answer your questions.

Voting Information and Instructions

Record Date. The record date for the Annual Meeting is March 21, 2011. On the record date, 72,767,735 shares of our issued $0.01 par value common stock were outstanding. At the Annual Meeting, each stockholder will be entitled to one vote (in person or by proxy) per share that is owned of record at the close of business on March 21, 2011. Each share has one vote on each matter. Our stock transfer books will not be closed. On March 21, 2011, the closing market price of our common stock as reported on the NASDAQ Global Select MarketSM was $25.47 per share.

Quorum. For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Both abstentions and broker non-votes are counted for the purpose  of  determining whether a quorum is present  for  the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. ("Broker non-votes" are shares held by a brokerage firm, bank or other nominee (collectively, a "broker") that are represented by proxy at the Annual Meeting, but the broker has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power for certain matters.)

Stockholders Eligible to Vote. Only stockholders of record as of the close of business on the record date are entitled to notice of, attend and vote at the Annual Meeting. Shares that may be voted at the Annual Meeting include shares that are held by (i) "registered stockholders" and (ii) "beneficial owners."
   (i) If your shares are registered directly in your name with our transfer agent (Wells Fargo Bank
          Minnesota,   N.A.),   you   are   considered    a
          "registered stockholder" and the stockholder of record with respect to those shares.
   (ii)   Most  stockholders hold their  shares  through  a
          broker,  rather  than holding  shares  registered
          directly  in  the stockholder's  name.   In  that
          case, you are considered a "beneficial owner" of shares held in street name.

Stockholder Voting Methods. Your type of stock ownership determines the method by which you may vote your shares.

     Registered   Stockholders.   If  you  are  a   registered
       stockholder, you may vote your shares by mail using the enclosed proxy and postage-paid return envelope and by following the instructions appearing on the proxy. As a registered stockholder, you may also vote your shares in person at the Annual Meeting by notifying and obtaining a ballot from the Corporate Secretary prior to the occurrence of any votes.

     Beneficial Owners. If you are a beneficial owner, you have the right to instruct your broker how to vote the shares held in your account. Your broker will inform you as to how your shares may be voted by proxy, including whether Internet or telephonic voting options are available. As a beneficial owner of shares, you may not vote in person at the Annual Meeting unless you obtain from your broker a legal proxy that gives you the right to vote the shares.

Regardless of your type of stock ownership, your right to vote in person at the Annual Meeting is not affected by signing and returning the proxy by mail (as generally done by registered stockholders) or by submitting your proxy pursuant to your broker's instructions (as done by beneficial owners, commonly by the Internet or telephone).

Voting Your Proxy and Designated Proxy Holders. When a proxy is executed and returned (and not revoked) prior to the Annual Meeting, the proxy will be voted according to the instructions
you   made  when  granting  the  proxy.   Unless  you  specify
otherwise or if no choice is indicated on your proxy, all shares of our common stock represented by the proxy will be voted:
   (i)    FOR  the  election of ALL nominees for Class  II
          director (Proposal 1);
   (ii) FOR the approval of the advisory resolution on executive compensation (Proposal 2);
   (iii) To conduct future advisory votes on executive compensation EVERY THREE YEARS (as opposed to every year or two years) (Proposal 3);
   (iv)   FOR  the ratification of the appointment of KPMG
          LLP   as   our  independent  registered   public
          accounting firm for 2011 (Proposal 4); and
   (v)    In  accordance  with the best  judgment  of  the
          named  proxies  on  any other  matters  properly
          brought  before  the  Annual  Meeting   or   any
          adjournment thereof. See Other Matters in this Proxy Statement.

For purposes of the 2011 Annual Meeting, C.L. Werner and Gary Werner will act as the appointed and authorized "Designated Proxy Holders." Your executed proxy appoints each of the Designated Proxy Holders as your duly authorized attorney-in-fact and gives the Designated Proxy Holders the power to represent and vote at the Annual Meeting all shares of our outstanding common stock that you are entitled to vote. The Designated Proxy Holders will vote your shares as instructed by you on your proxy. If you do not provide voting instructions on the proposals discussed in this Proxy Statement, or for any other matters properly presented at the Annual Meeting, your proxy also gives the Designated Proxy Holders the discretionary authority to vote your shares represented thereby as noted in this Proxy Statement and in accordance with their best judgment.

Revoking Your Proxy. Any stockholder who delivers an executed proxy has the right to revoke the proxy at any time prior to the call to vote at the Annual Meeting. You may revoke your proxy before the Annual Meeting by (i) delivering a written and executed notice of revocation of the proxy to the Corporate Secretary at our executive offices prior to the Annual Meeting or (ii) executing and delivering a subsequent proxy (dated later than the previously submitted proxy) before the Annual Meeting. Alternatively, you may revoke your proxy by attending the Annual Meeting, informing the Corporate Secretary of your proxy revocation and voting in person. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Cumulative Voting in Director Elections. With respect to the election of directors, Company stockholders (or their proxy holder, if one is appointed) have cumulative voting rights under the laws of the State of Nebraska. This means that you (or your proxy holder) may: (i) vote your shares for as many directors as are to be elected; (ii) cumulate your shares and give one director nominee an amount of votes equal to the total number of directors to be elected multiplied by the total number of your shares; or (iii) distribute an amount of votes calculated as described in section (ii) among as many
director  nominees  as  you  desire.   If  you  wish  to  vote
cumulatively, you must vote in person or give your specific cumulative voting instructions to the selected proxy, and your instructions must indicate the number of votes represented by your shares that are to be cast for one or more of the director nominees. The solicitation of proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes. You may withhold authority to vote for any nominee(s) by striking through the name(s) of such nominee(s) on the accompanying proxy.

Votes Required for Proposals and Voting Process. If you are a beneficial owner, certain exchange rules govern how brokers can vote your shares. If your broker does not receive voting instructions from you, the broker may generally vote your shares on routine matters but cannot vote your shares on the election of directors and other non-routine matters; these broker non-votes will not be treated as votes cast at the
Annual Meeting on non-routine matters. With respect to the proposals described in this Proxy Statement to be voted on at the 2011 Annual Meeting, the election of directors ("Proposal 1"), approval of the advisory resolution on executive compensation ("Proposal 2") and advisory vote on the frequency of future advisory votes on executive compensation ("Proposal 3") constitute non-routine matters. The ratification of the appointment of our independent registered public accounting firm ("Proposal 4") is considered a routine matter.

The following votes are required for the four proposals discussed in this Proxy Statement to be voted on at the Annual
Meeting, assuming the presence of a quorum:

     Proposal  1.   Directors are elected when they receive  a
       plurality of affirmative votes cast by holders of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. This means the three nominees receiving the highest number of votes at the Annual Meeting, after taking into account any cumulative voting, will be elected to the Board. Abstentions and broker non-votes will not impact the election of directors.

     Proposal  2.  The approval of the advisory resolution  on
       executive compensation will be decided by the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as votes cast and will have the same effect as a vote against the resolution. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of such vote.

     Proposal  3.   Regarding  the advisory  approval  of  the
       frequency of future advisory votes on executive compensation, the frequency option that receives the most votes cast by holders of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon will be considered the option selected by the stockholders. Abstentions will be counted as votes cast, and broker non-votes will not be counted as votes cast. Neither abstentions nor broker non-votes will have an effect on the outcome of such vote.

     Proposal 4.  The ratification of the appointment of  KPMG
       LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as votes cast and will have the same effect as a vote against the matter. Broker non-votes will also be counted as votes cast; however, because brokers may vote on this routine matter, no broker non-votes are expected in connection with this Proposal 4.

Voting Results. Our Corporate Secretary has been appointed by the Board to serve as the inspector of election for the Annual Meeting. Proxies and ballots will be received and tabulated by the inspector of election. Preliminary voting results will be announced at the Annual Meeting, and the inspector of election will then calculate final voting results. We will disclose the Annual Meeting voting results on a Current Report on Form 8-K filed with the SEC in accordance with SEC rules.

Stockholder Privacy. As a matter of Company policy, we keep all proxies, ballots and voting tabulations that identify individual stockholders private and confidential. Such documents are available for examination only by the inspector of election and certain Company representatives who assist with processing proxies and tabulating the vote. Stockholder votes are not otherwise disclosed within the Company, to members of our Board or to third parties, except as may be necessary to meet legal requirements.

Expenses of Solicitation

We will bear all costs of this proxy solicitation, including expenses for the preparation, printing, assembly and mailing of materials. Some of our directors, officers and employees may also solicit proxies in person or by the Internet, telephone or other electronic communications, and they will not receive any additional compensation for making such solicitations. We will also reimburse brokerage firms and other custodians and fiduciaries for all reasonable expenses incurred for forwarding Proxy Materials to beneficial owners of our stock in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy will help to avoid additional expense.

Other Matters

On the date of mailing this Proxy Statement, the Board of Directors knows of no other matters to be brought before stockholders at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly presented at the meeting, your signed proxy authorizes the Designated Proxy Holders to vote the shares represented thereby in their discretion and according to their best judgment.

Assuming the presence of a quorum, all other matters that properly come before the Annual Meeting will each require the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon.


              PROPOSAL 1 - ELECTION OF DIRECTORS

Our Articles of Incorporation provide that there shall be two or three separate classes of directors. Each class must consist of not less than two, nor more than five, directors, and the classes should be nearly equal in number as possible. Our By-Laws provide for eight directors, divided into three classes (Class I, II and III), and each class should have the same number of directors to the extent possible. Directors hold office for a term of three years and until a successor is elected and qualified. Each term expires at the third succeeding annual meeting of stockholders after the respective director's election. The terms of office for each class of current directors expire at the annual meeting of stockholders in the following years: Class I, 2013; Class II, 2011; and Class III, 2012.

Director Nominees

You will be asked to elect three directors in Class II to each serve for a three-year term expiring at the 2014 Annual Meeting of Stockholders and until his respective successor is elected and qualified. The three current Class II directors whose terms will expire at the 2011 Annual Meeting are:
 Gary L. Werner    Gregory L. Werner    Michael L. Steinbach

They have been nominated for re-election at the 2011 Annual Meeting for terms expiring at the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Their individual qualifications, skills and experience are discussed in their respective biographies in the following Current Director Information section.

Each of the nominees designated in this Proxy Statement has indicated his intention to serve as a director if elected, and the Board does not know of any reason why any nominee will be unavailable for election. In the event any nominee becomes unwilling or unable to serve as a director, the shares represented by your accompanying proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold (whether on your proxy or in person at the Annual Meeting) authority to vote your shares for the unavailable nominee or substitute nominee. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

Current Director Information

Identified in the table below are the current director nominees and the directors whose terms will continue after the 2011 Annual Meeting, all of whom are current members of our Board. Certain information provided to us by our directors regarding their qualifications, skills and experience is also set forth in the biographies following the table. Family relationships between any directors and executive officers are noted in the relevant biographies. None of the corporations or other organizations referenced in the biographies is a parent, subsidiary or affiliate of the Company.



                          Members of the Board of Directors
--------------------------------------------------------------------------------------
                                                                           Term
Name                               Principal Occupation                    Ends  Class
----                               --------------------                    ----  -----
Clarence L. Werner            Chairman of Werner Enterprises, Inc.         2012   III
Gary L. Werner             Vice Chairman of Werner Enterprises, Inc.       2011   II
Gregory L. Werner            President and Chief Executive Officer         2011   II
                                   of Werner Enterprises, Inc.
Gerald H. Timmerman     President of Timmerman & Sons Feeding Co., Inc.    2013   I
                               and Timmerman Feeding Corporation
Michael L. Steinbach      Owner of Steinbach Farms & Equipment Sales       2011   II
                                  and Steinbach Truck & Trailer
Kenneth M. Bird, Ed.D.        President and Chief Executive Officer        2013   I
                                of the Avenue Scholars Foundation
Patrick J. Jung       Chief Operating Officer of Surdell & Partners LLC    2012   III
Duane K. Sather        Former President of Sather Trucking Corporation     2012   III
                             and Former Chairman of Sathers Inc.


CLARENCE L. WERNER, 73, operated Werner Enterprises as a sole proprietorship from 1956 until the incorporation of Werner Enterprises, Inc. in September 1982. He has been a Company director since that time and also served as President until 1984. Since 1984, Mr. Werner has been our Chairman, and he served as our Chief Executive Officer from 1984 until February 2007. As our founder, Mr. Werner has been actively involved in the Company's business and operations since its inception over 50 years ago. As a result of these professional experiences, Mr. Werner brings to the Board a unique understanding of our business and operations attributed to his long-standing commitment to, management of and involvement with the Company for more than 50 years, as well as his significant and extensive knowledge of the transportation industry. Mr. Werner is the father of brothers Gary Werner and Greg Werner.

GARY L. WERNER, 53, has been a director of the Company since its incorporation. Mr. Werner was General Manager of Werner Enterprises, Inc. and its predecessor from 1980 to 1982. He also served as Vice President from 1982 until 1984, when he was named our President and Chief Operating Officer. Mr. Werner was then named Vice Chairman in 1991 and has held such position since that time. From 1993 to April 1997, Mr. Werner also reassumed the duties of President. Mr. Werner also serves on the advisory board of the Eppley Cancer Center of the University of Nebraska Medical Center. Mr. Werner has a depth of professional experience acquired during his long-term service with the Company, and his extensive comprehension of our business derived from such experience provides a valuable perspective on the Company's operations and industry. Mr. Werner is a son of C.L. Werner and a brother of Greg Werner.

GREGORY L. WERNER, 51, was elected as a director of the Company in 1994. He served as our Treasurer from 1982 to 1986 and was Vice President from 1984 until March 1996. Mr. Werner was promoted to Executive Vice President in March 1996 and became President in April 1997. Mr. Werner has also directed revenue equipment maintenance for Werner Enterprises, Inc. and its predecessor since 1981. He became responsible for our management information systems in 1993 and also assumed the duties of Chief Operating Officer in 1999. Mr. Werner was then named our Chief Executive Officer in February 2007. Mr. Werner possesses significant knowledge and a thorough understanding of our business operations and industry, which is attributed to his long-term professional experience with the Company. Because of his position as our President and Chief Executive Officer, Mr. Werner also provides the Board with an important insider perspective and management's point-of-view about various aspects of our business operations and strategies. Mr. Werner is a son of C.L. Werner and a brother of Gary Werner.

GERALD H. TIMMERMAN, 71, was elected as a Company director in 1988. Since 1969, Mr. Timmerman has been and currently serves as President of Timmerman & Sons Feeding Co., Inc. He has also served as the President of Timmerman Feeding Corporation since 1965. Timmerman & Sons Feeding Co., Inc. and Timmerman Feeding Corporation, both of which are based in Springfield, Nebraska, are cattle feeding, ranching and beef production enterprises with operations in several Midwestern states. Mr. Timmerman is also a partner in several other privately held entities that engage in integrated agricultural business operations. He is currently a member of the board of directors of McCarthy Group, LLC, a private equity investment firm based in Omaha, Nebraska. Mr. Timmerman has also been a partner of McCarthy Group, LLC for over 25 years, from which he derived comprehensive and long-standing experience in mergers and acquisitions and investment, financial, lending and other business-related transactions. Mr. Timmerman is also active in and serves on the board of directors of several civic organizations. As a result of these and other professional experiences, Mr. Timmerman brings to our Board substantial business experience, financial acumen and outside board experience that contributes to the Board's collective qualifications, skills and experience.

MICHAEL  L.  STEINBACH, 56, was elected as a director  of  the
Company in 2002. He has been the sole owner of Steinbach Farms & Equipment Sales since 1973. Steinbach Farms & Equipment Sales buys and sells farmland and equipment and is located in Valley, Nebraska. Mr. Steinbach has also been the sole owner of Steinbach Truck & Trailer, a semi-tractor and trailer dealership located in Valley, Nebraska, since 1997. He also farms or custom farms approximately six thousand acres of farmland. Mr. Steinbach possesses an extensive understanding of the semi-tractor and trailer industry acquired from his experience in the equipment sales business. His depth of knowledge of our primary equipment (semi-tractors and trailers) is a valuable resource to the Company as we assess the age, productivity and other characteristics of our tractor and trailer fleet. This knowledge, coupled with Mr. Steinbach's related comprehension of the truckload transportation industry and successful personal business experience, contribute to our Board's collective qualifications, skills and experience.

KENNETH M. BIRD, ED.D., 63, was appointed by our Board of Directors in 2002 to fill a vacant director position and was then elected by the stockholders in 2004. Dr. Bird is currently the President and Chief Executive Officer of the Avenue Scholars Foundation (previously known as the Bright Futures Foundation, renamed in September 2010), a nonprofit entity that serves youth education in Omaha, Nebraska. Dr. Bird previously served as Superintendent of Westside Community Schools in Omaha, Nebraska from 1992 until May 2008, and he also held various administrative positions with Westside Community Schools since 1981. Prior to 1981, he was employed by the Nebraska Department of Education and as a special education teacher at Westside Community School. Dr. Bird's broad range of board experience is also considerable and extensive. He is active in local, state and national professional organizations as a member of various advisory councils, committees and task forces. Dr. Bird serves as a director or trustee on a number of civic boards, and he has been the recipient of several professional, leadership and community service awards. He possesses significant overall board experience, administrative competence, executive and financial experience and proven leadership skills that enhance our Board's diversity and discussions. As a result of these professional and other experiences, Dr. Bird brings to the Board a broad perspective of our community and an appreciation of corporate governance principles that contribute to the collective qualifications, skills and experience of our Board of Directors.

PATRICK J. JUNG, 63, was elected as a Company director in 2003. He currently serves as the Chief Operating Officer of Surdell & Partners LLC, an advertising company in Omaha, Nebraska. Prior to his position with Surdell & Partners LLC,
Mr. Jung was a practicing certified public accountant with KPMG LLP for 30 years, 20 years of which he served as an audit partner. He was also the audit engagement partner on the Company's annual audit for the year ended December 31, 1999 prior to his retirement from KPMG LLP in 2000. Mr. Jung is a member of the board of managers of Burlington Capital Group LLC (which includes America First Tax Exempt Investors, L.P., a publicly traded company) and serves on its audit and governance committees. Located in Omaha, Nebraska, Burlington Capital Group LLC's business involves real estate, money management and emerging markets. Mr. Jung is also a member of the board of directors of Supertel Hospitality, Inc. and serves as its audit committee chair and as a member of its nominating committee. Supertel Hospitality, Inc., headquartered in Norfolk, Nebraska, is a publicly traded real estate investment trust that owns and acquires limited-service hotels in the United States. He also works with several civic boards and organizations. Mr. Jung has significant knowledge and experience in financial management, accounting processes and corporate governance that is derived from his professional and other experiences. He brings to our Board substantial accounting and financial expertise and sophistication, exceptional administrative proficiency, overall board experience and comprehension of our business operations and industry that contribute to the Board's collective qualifications, skills and experience. Mr. Jung also qualifies as an audit committee financial expert and serves as Chair of our Audit Committee and Compensation Committee.

DUANE K. SATHER, 66, was elected as a Company director in 2006. Mr. Sather's extensive knowledge and experience in our industry is partially accredited to his service as President of Sather Trucking Corporation from 1972 to 1996. From 1988 to 1996, he also served as Chairman of Sathers Inc., a wholesale candy manufacturer and distributor. Sather Trucking Corporation and Sathers Inc. were sold to Favorite Brands International, Inc. in 1996. Mr. Sather is an investor and currently serves as a director of several privately held companies that construct and operate ethanol plants in the Midwest. During his tenure with Sather Trucking Corporation and Sathers Inc., Mr. Sather gained a wide range of knowledge about the trucking industry, including managing a large workforce, overseeing a large business operation, marketing and logistics. Mr. Sather brings to the Board his diverse business and executive experience and comprehensive industry knowledge. This invaluable industry insight contributes to our Board's collective qualifications, skills and experience.

Future changes to the leadership of the Board are discussed under the Future Management Changes section on page 21.

Recommendation of the Board of Directors - Proposal 1

The  Board of Directors recommends that stockholders vote  FOR
                                                           ---
the election of each Class II director nominee. The Designated Proxy Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the election of all Class II director nominees.


                     CORPORATE GOVERNANCE

Director Independence Determinations

The Board has affirmatively determined that all members of our Board of Directors are independent pursuant to SEC rules and the listing standards adopted by NASDAQ, except for C.L.
Werner, Gary Werner and Greg Werner. The Board has also determined that each member of the three Board committees satisfies the applicable independence requirements of NASDAQ and the SEC.

With the assistance of our in-house corporate legal counsel, our Nominating and Corporate Governance Committee reviewed the
(i) legal and regulatory standards for assessing Board and Board committee independence, (ii) criteria for determining a director's "audit committee financial expert," "non-employee director" and "outside director" status and (iii) responses to annual and biannual questionnaires completed by our directors. After completing its review, the Nominating and Corporate Governance Committee submitted its independence recommendations to our Board. Our Board then made its independence determinations based on the committee's
recommendations   and   after  considering   the   information
available to the committee.

Role and Leadership of the Board of Directors

One  of  the  primary roles of the Board of  Directors  is  to oversee our senior management in the competent and ethical operation of our business and to ensure that our stockholders' interests are being properly served. To achieve these objectives, the Board establishes and maintains high standards of responsibility and ethics that, when consistently applied and followed, contribute to our business's overall success.

The Chairman presides over each Board meeting and is actively involved in determining agendas for Board meetings and serving as a liaison between our Board and management. The Board elects our Chairman each year at its annual meeting. Currently, C.L. Werner serves as our Chairman, and Greg Werner serves as our President and Chief Executive Officer ("CEO"). Each individual was elected by our Board at its 2010 annual meeting to serve in his current position for a one-year term or until his respective successor is duly elected and qualified,  pursuant to Section 2 of Article III  of  our  By-
Laws.

The positions of Chairman and CEO are held by two individuals instead of the same person. Although C.L. Werner and Greg Werner are not independent directors, we believe our current leadership structure is effective for us. This configuration demonstrates to our stockholders, employees and customers that our primary leadership roles are served by two qualified people who each have an extensive depth of knowledge about the Company's business and industry, share a long-standing dedication to and significant ownership interest in the Company and are equally committed to our development and success.

Our independent directors regularly meet in "executive sessions," which are meetings conducted without the presence of management. These executive sessions are typically conducted after each quarterly Audit Committee meeting and may also be held when deemed appropriate by the independent directors. Our Audit Committee is comprised solely of all of our independent directors, each of whom typically attends each Audit Committee meeting, and this consistent and routine meeting schedule consequently enables the independent directors to conduct such executive sessions on a regular basis. Our independent directors do not formally select a lead independent director to preside over their executive sessions. Rather, Mr. Jung, as Chair of the Audit Committee, presides over the executive sessions of the independent directors, and he also acts as a liaison between the independent directors, management and the full Board. Further information regarding the 2010 executive sessions is provided under the Committees of the Board of Directors section.

We believe that separating the Chairman and CEO positions, having the majority of our Board and each Board committee comprised of independent directors (who meet regularly in executive sessions) and having independent directors serve as Chairs of our Board committees provides an effective and strong leadership structure for the Company. Our Board has the flexibility to continue or modify our leadership structure in the future, as the Board deems appropriate or necessary.

Board Oversight of Risk Management

Company management is responsible for risk assessment and mitigation on a Company-wide basis, and our Board oversees and reviews these risk management efforts overall. Our Board believes that risk oversight fundamentally includes understanding the material risks we confront and how management responds to such risks, as well as a comprehension of what risk levels are appropriate for us. Typically, management identifies and measures various risks facing the Company and analyzes the factors associated with such risks, such as the probability and frequency of occurrence and potential impact on our cash flow, financial results and overall business and operations. Diverse types of risk are identified which are generally competitive, economic, regulatory or technological in nature. Management then develops response plans to address, mitigate and monitor identified risks and also reports and discusses these risks and plans with the Board. In its risk oversight role, our Board regularly evaluates and confers with management about the objectives of and risks involved with each plan. The Board also considers risk when assessing our business strategies and objectives, which is also integral to the Board's risk management and tolerance evaluations.

While our Board has overall responsibility for risk oversight, each of the other Board committees considers certain risks within its respective area of responsibility. Our Audit Committee has primary oversight responsibility with respect to risks relating to internal controls over financial reporting and contingent liabilities and risks that may be material to the Company. As discussed in the Risk Management Related to Compensation section, our Compensation Committee also considers the Company's risks in determining whether our executive compensation program encourages executive officers to take unreasonable risks relating to our business. Our Nominating and Corporate Governance Committee reviews risks related to legal and regulatory compliance concerning various corporate governance matters. The risk oversight roles of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee did not impact our leadership structure because our Board is comprised of a majority, and such committees consist entirely, of independent directors.

Corporate Governance Policies and Materials

The members of our Board of Directors possess a variety of experience, knowledge and judgment, and the diversity of these skills complements our corporate governance structure. Our corporate governance policies are designed to enable effective and thorough decision-making and to allow proper and comprehensive monitoring of the Company's performance and compliance. These policies are also meant to provide our Board with practical guidelines that are regularly reviewed and can be appropriately revised and updated in response to regulatory developments and evolving business and governance practices. Our fundamental corporate governance principles and practices are set forth in our Code of Corporate Conduct and other policies, each of which is available on our website. Pursuant to SEC rules, we will disclose amendments to or waivers from our Code of Corporate Conduct, as they relate to our CEO, Chief Financial Officer ("CFO") and Chief Accounting Officer ("CAO"), on our website or in a Current Report on Form 8-K filed with the SEC. To date, we have not granted any waivers from our Code of Corporate Conduct to the CEO, CFO or CAO.

Committees of the Board of Directors

The Board of Directors conducts its business through (i) meetings of the Board, (ii) actions taken by written consent in lieu of meetings, (iii) actions of its committees and (iv) discussions with management, the independent auditors and other consultants retained from time to time. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the "Governance Committee"). The Governance Committee evaluates each committee's composition and appoints committee members annually. The Board then approves committee members appointed by the Governance Committee at the Board's first meeting held thereafter. The Board may also make further changes to committee assignments from time to time as the Board deems appropriate or as advised by the Governance Committee. A majority of full committee membership elects committee Chairs, unless elected by the full Board. Committee members cannot be removed except by a majority vote of independent directors in office at the time. The responsibilities and duties of each committee are discussed below.

Our Board delegates various responsibilities and authority to the committees to foster the effective governance of the Company. Each committee also meets periodically or when appropriate and reports their respective activities and actions to the full Board. The committees operate pursuant to written charters (including any amendments thereto) approved and adopted by the Board. The Audit Committee, Compensation Committee and Governance Committee charters were not amended in 2010 or in 2011 prior to the date of this Proxy Statement. Each of the committee charters is available on our website.

The composition of each committee is as follows:


                      2010 Board Committee Membership and Meetings
 -------------------------------------------------------------------------------------
                                   Audit      Compensation     Governance    Board of
 Name                            Committee     Committee       Committee     Directors
 ----                            ---------    ------------     ----------    ---------
 Clarence L. Werner                                                              X
 Gary L. Werner                                                                  X
 Gregory L. Werner                                                               X
 Kenneth M. Bird,  Ed.D.             X             X                             X
 Patrick J. Jung                   Chair         Chair                           X
 Duane K. Sather                     X                             X             X
 Michael L. Steinbach                X                             X             X
 Gerald H. Timmerman                 X             X             Chair           X
 -------------------------------------------------------------------------------------
 Number of Meetings                  4             2               1             5
 -------------------------------------------------------------------------------------
 Number of Executive Sessions        4             1               -             4


Attendance at Board and Committee Meetings and Annual Meeting

During 2010, each incumbent director attended and participated in at least 75% of all meetings of the Board of Directors and Board committees on which he served. We encourage directors to attend annual meetings of stockholders, although we do not have a formal policy regarding director attendance at these meetings. All of our directors attended our Annual Meeting of Stockholders in May 2010, and we anticipate that most, if not all, of our directors will attend the 2011 Annual Meeting. The number of meetings conducted in 2010 by the Board and each Board committee are provided in the 2010 Board Committee Membership and Meetings table on page 11.

Audit Committee

Our Board of Directors established a separately-designated standing Audit Committee, in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"), to oversee our accounting and financial reporting policies and processes (including our internal control systems) and the quarterly review and annual audit of our financial statements by our independent registered public accounting firm. Such oversight is performed in accordance with the applicable SEC rules and NASDAQ listing standards. As more fully described in its charter, the Audit Committee's responsibility for overseeing our accounting and financial reporting processes includes but is not limited to:
    * Discussing the annual audit and resulting letter of comments with management;
    * Consulting with the auditors and management regarding the adequacy of internal controls;
    * Reviewing our financial statements prior to their release with management and the independent auditors;
    * Evaluating with management the process used to support the CEO and CFO certifications that accompany our periodic SEC filings;
    *   Appointing  the  independent  auditors  for  the  next
        fiscal year;
    *   Reviewing   and  approving  all  audit  and  non-audit
        services;
    * Overseeing the work of our internal audit department and independent auditors; and
    * Assessing and maintaining procedures for the anonymous submission of complaints concerning accounting and auditing irregularities.

The Audit Committee meets in executive session with our independent auditors and also in a separate executive session with the head of our internal audit department. These meetings are conducted without the presence of our management and typically occur at each quarterly Audit Committee meeting. In 2010, as Audit Committee Chair, Mr. Jung also participated in four meetings with management and the independent auditors for the purpose of reviewing the Company's financial results prior to the issuance of earnings press releases.

Audit Committee Independence and Financial Expert. Our Board of Directors has determined that each Audit Committee member
(i) meets the independence criteria for Audit Committee membership prescribed by Rule 10A-3(b)(1) and Section 10A(m)(3) of the Exchange Act; (ii) is independent under the NASDAQ listing standards and (iii) has sufficient knowledge and sophistication in financial and auditing matters under the NASDAQ rules. The Board also designated Mr. Jung as an "audit committee financial expert" as defined under the SEC rules upon determining that Mr. Jung possessed the requisite qualifications and experience.

We have provided the Report of the Audit Committee for 2010 in this Proxy Statement on page 18.

Compensation Committee

The Compensation Committee is responsible for determining and approving the compensation of our Chairman, Vice Chairman and President and CEO. The Compensation Committee also approves the compensation of all other executive officers after considering the recommendations of our Chairman, Vice Chairman and President and CEO. Prior to making any such compensation determinations, the committee performs an annual review of all compensation elements for our executive officers, including but not limited to base salary, cash bonuses and stock awards. Our Compensation Committee is tasked with evaluating and approving our overall executive compensation strategy and elements to ensure such components align with our business objectives, stockholder interests and responsible corporate practices and culture. Additionally, the Compensation Committee is responsible for recommending to the Board the compensation policies for our independent directors and overall Board members.

The Compensation Committee has responsibility for oversight of and determining awards of equity compensation pursuant to the Werner Enterprises, Inc. Equity Plan (the "Equity Plan"). Our Equity Plan provides for grants of nonqualified stock options, restricted stock and stock appreciation rights ("SARs") to employees and non-employee directors. With respect to the Equity Plan, the Compensation Committee has authority to determine the terms of granted awards, including (i) recipients; (ii) the number of shares subject to each award;
(iii) the dates on which awards are granted, exercisable and become vested; (iv) whether or not awards may be exercised in installments; (v) the type of award; (vi) the form of consideration payable upon exercise of each award; and (vii) any other terms of the awards consistent with the terms of the Equity Plan. (The Equity Plan was included as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on May 14, 2007.)

As explained in more detail under Compensation Process and Determination within the Compensation Discussion and Analysis section, the Compensation Committee delegated to our President and CEO certain authority that allows him to modify the base salaries of executive officers within ranges established by the Compensation Committee. The Compensation Committee annually reviews and approves any such base salary changes at its year-end meeting. The Compensation Committee also reviews and determines the compensation of the Chairman, Vice Chairman and President and CEO independent of each such officer's participation or consultation. These tasks were performed by the Compensation Committee in 2010.

During 2010, the Compensation Committee retained the firm of Pay Governance LLC ("Pay Governance") as its compensation consultant to assist with the continued development and evaluation of compensation policies and with the Compensation Committee's determinations of compensation awards. The
Compensation  Committee  engaged  Pay  Governance  to  provide independent and unbiased external advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our Named Executive Officers. This analysis compared the base salary, annual cash bonus and long-term incentive components of compensation to peer groups.

We have provided the Report of the Compensation Committee for 2010 in this Proxy Statement on page 44. For more information about the Compensation Committee's activities and the retention of Pay Governance in 2010, refer to the Compensation Discussion and Analysis, Role of the Compensation Consultant and Report of the Compensation Committee sections of this Proxy Statement. The Compensation Committee's functions are also described in its charter.

Compensation Committee Independence. Our Board of Directors has determined that all current Compensation Committee members satisfy the applicable SEC and NASDAQ independence requirements. Each Compensation Committee member is also (i) a "non-employee director" as defined by Rule 16b-3 under the

Exchange  Act  and (ii) an "outside director"  as  defined  in
Section  162(m) of the Internal Revenue Code and U.S. Treasury
Regulation Section 1.162-27.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was an officer or employee of the Company at any time during 2010 or on the date of this Proxy Statement. In 2010, no member of the Compensation Committee had any relationships or transactions with the Company that would require disclosure as a "related person transaction" under the SEC rules and regulations and in the Proxy Statement section entitled Transactions with Related Persons. During 2010, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Governance Committee is comprised only of directors whom the Board has determined satisfy the applicable SEC and NASDAQ independence requirements. The Governance Committee is responsible for the director nomination process. These duties include assisting the Board in identifying, evaluating and recruiting qualified potential candidates for election to the Board. The Governance Committee recommends for the Board's approval the director nominees for any election of directors. This process is described further in the Director Nomination Process section.

The Governance Committee is also responsible for various corporate governance matters, including the development and oversight of our corporate governance policies, compliance practices and ethical standards of conduct for our directors, officers and employees. The committee makes recommendations to the Board regarding our corporate governance processes and reviews our Code of Corporate Conduct. The Governance Committee also monitors the effectiveness, and advises on the composition, structure and size, of our Board and Board committees. It also annually assists our Board with its independence and expertise determinations. The Governance Committee has oversight of the administration of our policies regarding "related person transactions" (as discussed under the Transactions with Related Persons section herein), and the committee reviews and approves or disapproves any such transactions when such approval is required by SEC and NASDAQ rules and regulations. A more complete description of the Governance Committee's functions is provided in its charter.

Stockholder Communications with the Board of Directors

The Board of Directors established a process by which stockholders and other parties may communicate directly with members of the Board and/or the independent directors as a group. This process is described in our Stockholder Communications Procedure for Communicating with the Board of Directors, which is included on our website. You may direct any matter intended for the Board and/or independent directors by writing to the intended recipients in care of our Corporate Secretary at our executive offices. Generally, the Corporate Secretary will forward any received correspondence according to the stockholder's instructions. The Corporate Secretary, however, reserves the right not to forward any abusive, threatening or otherwise inappropriate materials. All of our independent directors approved the process for collecting stockholder communications received by our Corporate Secretary on the Board's behalf.

Director Nomination Process

Generally, the Governance Committee considers director candidates recommended by Board members, management and stockholders. Nominees for the Board of Directors are then selected by the Governance Committee according to the process described in our current Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy (the "Directorship Guidelines Policy") and Policy Regarding

Director Recommendations by Stockholders (the "Stockholder Recommendation Policy"). Both policies are available free of charge on our website. Stockholders may also request a copy of these policies by contacting our Corporate Secretary at our executive office address or telephone number provided in this Proxy Statement. Each policy was approved by the Board of Directors and is administered by the Governance Committee. The Governance Committee evaluates the policies regularly and may update and revise the policies from time to time, subject to Board approval, when appropriate and as applicable legal or listing standards change.

Stockholder Recommendations for Director Candidates. With respect to director candidates identified by stockholders, the Stockholder Recommendation Policy applies. In accordance with the Stockholder Recommendation Policy, the Governance Committee will consider candidates proposed by only "qualified stockholders." A "qualified stockholder" is an individual stockholder or group of stockholders that has beneficially owned at least 2% of our issued and outstanding common stock for at least one year (and will hold such percentage of stock through the 2011 Annual Meeting). Such stock ownership is determined as of the date the stockholder recommendation is submitted. You must submit stockholder director candidate recommendations in a written proposal, and each proposal must include all information required and requested by the Stockholder Recommendation Policy.

In order for a stockholder's candidate to be evaluated and considered as a prospective nominee, you must submit your recommendation to our Corporate Secretary not less than 120 days before the one-year anniversary of the release date of the previous year's proxy statement. (For example, the release date of the 2010 proxy statement was April 7, 2010. Stockholder recommendations intended for consideration for the director elections at the 2011 Annual Meeting had to be submitted on or before December 8, 2010.) Stockholder recommendations for director nominees must be submitted no later than the close of business on December 9, 2011 for the 2012 Annual Meeting of Stockholders.

Stockholder recommendations for director candidates must be accompanied by a description of each candidate's qualifications in sufficient detail to permit the Governance Committee to evaluate whether each candidate satisfies the independence, financial literacy and experience requirements of the SEC, NASDAQ or other applicable laws or regulations. Director candidates proposed by stockholders in accordance with the Stockholder Recommendation Policy are evaluated by the Governance Committee in the same manner as any other prospective candidate during the director nominee selection process. We have not engaged and have not paid any fees to any third party for assistance with the director nomination process.

In addition to the requirements described above and in the Stockholder Recommendation Policy, all written stockholder proposals containing director candidate recommendations must comply with Rule 14a-8 of the Exchange Act. Rule 14a-8 sets forth the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Contact information for our Corporate Secretary is provided in the Contacting the Corporate Secretary and Executive Offices section on page 59.

Desirable Skills and Traits for Director Candidates. Generally, candidates for director positions should possess the following skills and traits:
    * Relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
    * The highest character and integrity and a reputation for working constructively with others;
    *   Sufficient time to devote to meetings and consultation
        on Board matters; and
    * Freedom from conflicts of interest that would interfere with the candidate's performance as a director.

The Governance Committee evaluates prospective nominees against certain minimum standards and qualifications, as identified in the Directorship Guidelines Policy, and the committee will strive to recommend director nominees who satisfy these standards and qualifications in large part. The basic standards and qualifications set forth in the Directorship Guidelines Policy include but are not limited to those skills and traits listed above and as follows:
    *   Representation of our stockholders as a whole;
    * Background that contributes to a Board comprised of individuals with varied occupational experience and perspective;
    *   Leadership  experience and ability to  exercise  sound
        business judgment;
    *   Accomplishments, credentials and recognition in  their
        respective field;
    * Contributions to the Board's skills, competency and qualifications through expertise in an area of business significant to us;
    * Personal and professional reputation for integrity, honesty, fairness and other similar traits; and
    * Knowledge of issues affecting us and critical aspects of our business and operations.

The Governance Committee also considers other relevant factors, such as the balance of management and independent directors, the need for Audit Committee or other Board committee expertise, relevant industry experience and the candidate's understanding of financial matters and financial sophistication, literacy and proficiency. Our Governance Committee does not have a formal policy with respect to diversity; however, the Governance Committee considers it desirable if potential nominees compliment and contribute to the Board's overall diversity. In this respect, we broadly construe diversity to mean an array of opinions, perspectives, skills, personal and professional experiences and backgrounds and other distinguished attributes. Diversity is not solely limited to gender, race and ethnicity distinctions; rather, our interpretation of diversity also includes one's ability to positively contribute to the chemistry and collaborative nature of our Board, as well as one's personal and professional experiences, aptitude and expertise relevant to our transportation and logistics services industry.

Director Compensation and Benefits

Only independent directors on our Board receive compensation for their service as one of our directors. The independent directors receive an annual compensation package that is designed to attract, motivate and retain highly qualified independent professionals to represent our stockholders. Directors who are employees of the Company do not receive any compensation for their service on our Board of Directors.

Our 2010 annual compensation package for independent directors is comprised of the annual cash retainers and cash meeting fees provided in the Independent Director Retainers and Fees table on page 17. This compensation package did not change from 2009 to 2010. Additional annual retainers are paid to the Chairs of the Audit Committee and Compensation Committee, but directors do not receive any additional compensation for serving as the Governance Committee Chair or member of any other Board committee. We will also reimburse each independent director at cost for all of their respective reasonable out-of-pocket travel expenses incurred in connection with their attendance at Board and Board committee meetings and for other reasonable out-of-pocket expenses directly related to their Board and Board committee service.

The  Compensation  Committee and  Board  believe  the  current
independent  director  retainer  levels  are  appropriate   to
attract and retain top independent and outside Board members.

                            Independent Director Retainers and Fees
 ----------------------------------------------------------------------------------------------

 Fee or Retainer                                              Amount Paid in 2010
 ---------------                                              -------------------
 Annual Board Retainer for Board Membership                         $15,000
                                                (paid in quarterly installments of $3,750 each)

 Annual Retainer for the Audit Committee Chair                      $10,000
                                                (paid in quarterly installments of $2,500 each)

 Annual Retainer for the                                             $5,000
 Compensation Committee Chair                   (paid in quarterly installments of $1,250 each)

 Board of Directors Meeting Fee                                      $2,000
                                                         (paid for each Board meeting)

 Board Committee Meeting Fee                                         $2,000
                                                     (paid for each committee meeting not
                                                   held on the same day as a Board meeting)


Director Stock Ownership. We do not have formal stock ownership requirements for independent directors. The individual stock ownership of each independent director is set forth in the table under Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners within the Beneficial Ownership of Common Stock section of this Proxy Statement.

Compensation of Directors for 2010. The compensation received by each independent director varies because such compensation is based on (i) the number of Board and committee meetings held, (ii) the Board committees on which the independent director serves and (iii) whether the individual is the Chair of the Audit Committee or the Compensation Committee.

The Director Compensation for 2010 table on page 18 presents the compensation earned by each individual serving as an independent director during 2010 for service on our Board and its committees. This table does not include those directors who are also Company employees because such employee directors are not considered independent directors and thus did not receive any compensation in 2010 for their service on our Board. (The compensation paid by the Company to our employee directors is discussed in the Executive Compensation section and provided in the Summary Compensation Table on page 46.) In 2010, we did not grant any awards of stock options, SARs or restricted stock to independent directors. Our independent directors also do not participate in any benefit, pension or nonqualified deferred compensation plan of the Company. For these reasons, we have omitted those columns from the table.


                             Director Compensation for 2010
 --------------------------------------------------------------------------------------
                           Fees Earned       Non-Equity
                             or Paid       Incentive Plan       All Other
 Name                     in Cash ($)(1)  Compensation ($)  Compensation ($)  Total ($)
 ----                     --------------  ----------------  ----------------  ---------
 Kenneth M. Bird, Ed.D.       33,000             -                 -            33,000
 Patrick J. Jung              48,000             -                 -            48,000
 Duane K. Sather              29,000             -                 -            29,000
 Michael L. Steinbach         29,000             -                 -            29,000
 Gerald H. Timmerman          33,000             -                 -            33,000


 -----------------
 (1)   The  amounts  in  this column include fees and retainers
       received   for   Board   membership,   Board   committee
       membership and for service as the Audit Committee Chair and Compensation Committee Chair.

Report of the Audit Committee

The  following  report  of the Audit Committee  shall  not  be deemed to be "soliciting material" or to otherwise be considered "filed" with the U.S. Securities and Exchange Commission, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in
Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

The Audit Committee of the Board of Directors is comprised of Dr. Bird and Messrs. Jung, Sather, Steinbach and Timmerman.
Mr. Jung is the Chair of the Audit Committee. All of the Audit Committee members are qualified independent directors under the audit committee structure and membership requirements of the NASDAQ and SEC rules and regulations. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the financial reporting process of Werner Enterprises, Inc. (the "Company"). The Audit Committee conducts its oversight activities by exercising the certain responsibilities and powers set forth in its written charter adopted by the Board. A copy of the charter is available on the Company's website.

The general duties of the Audit Committee include reviewing the Company's financial information that will be presented to stockholders and filed with the SEC; appointing the independent registered public accounting firm; reviewing services provided by the Company's independent auditors and internal audit department; and evaluating the Company's accounting policies and its system of established internal controls. In its oversight of the independent registered public accounting firm, the Audit Committee reviews the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditors are retained to perform non-audit services for the Company.

The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. Rather, the Company's management is responsible for the preparation, consistency, integrity and fair presentation of the Company's financial statements, accounting and financial principles, internal control and disclosure control systems and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company's independent registered public accounting firm, KPMG LLP, is responsible for performing independent quarterly reviews and an independent annual audit of the financial statements and for expressing an opinion on the conformity of those statements with accounting principles generally accepted in the United States of America ("GAAP").

In conjunction with the preparation of the Company's 2010 audited financial statements, the Audit Committee met with both management and the independent auditors of the Company to review and discuss significant accounting issues and the financial statements included in the Company's Annual Report on Form 10-K for 2010 prior to the issuance of such financial statements. Management advised the Audit Committee that such financial statements were prepared in accordance with GAAP, and the Audit Committee discussed such financial statements with management and the independent auditors. The Audit Committee's assessment included a discussion with the Company's independent auditors regarding matters that are required to be discussed pursuant to (i) Rule 2-07 of SEC Regulation S-X (Communication with Audit Committees) and (ii) Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. I, AU section 380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and as superseded by Statement on Auditing Standards No. 114 (The Auditor's Communication With Those Charged With Governance) adopted by the Public Company Accounting Oversight Board.

The Audit Committee also received and reviewed the written disclosures and letter submitted to the committee by the Company's independent auditors, KPMG LLP. Such written disclosures and letter are required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence. The Audit Committee and KPMG LLP also discussed KPMG LLP's independence as the independent auditors of the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2010, for filing with the SEC.

                    Patrick J. Jung, Chair
                    Kenneth M. Bird, Ed.D.
                        Duane K. Sather
                     Michael L. Steinbach
                      Gerald H. Timmerman


                      EXECUTIVE OFFICERS

Our  By-Laws provide that each executive officer holds his  or her respective office for a term of one year or until his or her successor becomes duly elected and qualified, except that a term may be (i) longer than one year if such service is specified in an employment contract or (ii) terminated sooner than one year because of death, resignation or otherwise. Pursuant to the By-Laws, our Board of Directors elects our executive officers at the Board's annual organizational meeting immediately following the annual meeting of stockholders.

Current Executive Officer Information

The table on page 20 identifies our current executive officers and the capacities in which they now serve. Set forth following the table is certain biographical information provided to us by these executive officers regarding their acquired business skills and experience.


                                      Executive Officers
 ----------------------------------------------------------------------------------------------
 Name                                          Position with the Company                    Age
 ----                                          -------------------------                    ---
 Clarence L. Werner                                    Chairman                             73
 Gary L. Werner                                     Vice Chairman                           53
 Gregory L. Werner                      President and Chief Executive Officer               51
 Derek J. Leathers           Senior Executive Vice President and Chief Operating Officer;   41
                                         President of Werner Global Logistics
 H. Marty Nordlund              Senior Executive Vice President-Specialized Services        49
 Robert E. Synowicki, Jr.             Executive Vice President-Driver Resources             52
 John J. Steele            Executive Vice President, Treasurer and Chief Financial Officer  53
 Jim S. Schelble                    Executive Vice President-Sales and Marketing            50
 James A. Mullen                    Executive Vice President and General Counsel            42
 James L. Johnson                Executive Vice President, Chief Accounting Officer         47
                                              and Corporate Secretary


For  information  regarding the business  experience  of  C.L.
Werner,  Gary Werner and Greg Werner, please refer to  Current
Director  Information  under the  Proposal  1  -  Election  of
Directors section of this Proxy Statement.

DEREK J. LEATHERS joined the Company in 1999 as the Managing Director-Mexico Division. During his tenure with us, he received the following promotions: (i) Vice President-Mexico Division in 2000; (ii) Vice President-International in 2001;
(iii) Senior Vice President-International in April 2003; (iv) Senior Vice President-Van Division and International in July 2003; and (v) Executive Vice President-Van Division and International in 2004. In 2006, Mr. Leathers was promoted to his current position as Senior Executive Vice President and was named President of Werner Global Logistics. He also serves as our Chief Operating Officer, a position to which he was appointed by the Board in May 2008. Prior to joining the Company, Mr. Leathers was Vice President of Mexico Operations for two years at Schneider National, a large truckload carrier, and he held various other management positions during his eight-year career at Schneider National.

H. MARTY NORDLUND joined us in 1994 as an account executive. He then received the following promotions within the Company:
(i) Director of Dedicated Fleet Services in 1995; (ii) Senior Director of Dedicated Fleet Services in 1997; (iii) Vice
President-Dedicated Fleet Services in 1998; (iv) Vice President-Specialized Services in 2001; (v) Senior Vice President-Specialized Services in 2003; and (vi) Executive Vice President-Specialized Services in 2005. In 2006, Mr. Nordlund was named to his current position as Senior Executive Vice President-Specialized Services. Before joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation, a large privately held truckload carrier.

ROBERT E. SYNOWICKI, JR. joined the Company in 1987 as a tax and finance manager. Since that time, he was appointed to the following positions: (i) Treasurer in 1989; (ii) Vice President, Treasurer and Chief Financial Officer in 1991;
(iii) Executive Vice President and Chief Financial Officer in March 1996; and (iv) Executive Vice President and Chief Operating Officer in November 1996. Mr. Synowicki was appointed Executive Vice President and Chief Information Officer in 1999, and he was named to his current position as

Executive Vice President-Driver Resources in December 2010. Mr. Synowicki was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1983 until his employment with us in 1987. Mr. Synowicki also serves on the board of directors of Blue Cross and Blue Shield of Nebraska and other professional organizations.

JOHN J. STEELE joined the Company in 1989 as Controller. During his time with us, he was appointed to the following positions: (i) Corporate Secretary in 1992; (ii) Vice President-Controller and Corporate Secretary in 1994; (iii) Vice President, Treasurer and Chief Financial Officer in 1996; and (iv) Senior Vice President, Treasurer and Chief Financial Officer in 2004. He was named to his current position as Executive Vice President, Treasurer and Chief Financial Officer in 2005. Mr. Steele was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1979 until his employment with the Company in 1989.

JIM S. SCHELBLE joined us in 1998 as Manager of New Business Development. During his tenure with us, Mr. Schelble was promoted to the following positions: (i) Director of National Accounts in 1999; (ii) Senior Director of Dedicated Services in 2000; (iii) Associate Vice President of Corporate and Dedicated Sales in 2002; (iv) Vice President-Sales in 2003; and (v) Senior Vice President-Sales in 2004. In 2005, he was named to his current position as our Executive Vice President-Sales and Marketing. Prior to joining the Company, Mr. Schelble spent twelve years with Roadway Express, a less-than-truckload carrier, in a variety of management positions within operations, sales, and marketing.

JAMES A. MULLEN joined us in 2006 as Vice President and General Counsel of Litigation. In June 2010, he was promoted to Executive Vice President and General Counsel. Before becoming employed by the Company, Mr. Mullen was an attorney with Fraser Stryker Law Firm in Omaha, Nebraska from 1993 to 1997. From 1997 until his employment with us, he was a partner with Lefler and Mullen, and later Mullen and Mullen, law firms in Omaha, Nebraska.

JAMES L. JOHNSON joined the Company in 1991 as Manager of Financial Reporting. Since that time, Mr. Johnson was appointed to the following positions with us: (i) Assistant Controller in 1992; (ii) Director of Accounting in 1994; (iii) Corporate Secretary and Controller in 1996; (iv) Vice President, Controller and Corporate Secretary in 2000; and (v) Senior Vice President, Controller and Corporate Secretary in 2005. He was named to his current position as Executive Vice President, Chief Accounting Officer and Corporate Secretary in July 2010. Mr. Johnson was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1985 until his employment with us in 1991.

Future Management Changes. On February 18, 2011, the Board approved several planned management changes that will become effective following the 2011 Annual Meeting. As part of these changes, C.L. Werner will be resigning as Chairman and executive officer and will continue to be employed by us as Chairman Emeritus. Gary Werner will become Chairman, and Greg Werner will become Vice Chairman and retain his current leadership position as CEO. C.L. Werner, Gary Werner and Greg Werner will continue serving on the Board. Derek Leathers will become President and continue to hold the position of Chief Operating Officer.


             BENEFICIAL OWNERSHIP OF COMMON STOCK

Stock  Ownership of Directors, Executive Officers and  Certain
Beneficial Owners

The  Beneficial Ownership table on page 22 sets forth  certain information  as  of  March  21,  2011,  with  respect  to  the beneficial ownership of our common stock by:

   (i)    Each of our directors and director nominees;
   (ii)   Each of our Named Executive Officers;
   (iii)  Each  person  known to us to beneficially  own  more than  5%  of  the outstanding shares of  our  common
          stock; and
   (iv)   All   current  executive  officers,  directors   and
          director nominees as a group.

On March 21, 2011, we had 72,767,735 shares of common stock outstanding. Except as otherwise indicated in the Beneficial Ownership table, the persons listed have sole voting power and sole investment power with respect to such shares of our common stock indicated as beneficially owned by them. Unless otherwise noted, the physical business address of each beneficial owner set forth in the Beneficial Ownership table is: Werner Enterprises, Inc., 14507 Frontier Road, Omaha, Nebraska 68138.

The footnotes to the Beneficial Ownership table are provided on page 23.


                              Beneficial Ownership
 ------------------------------------------------------------------------------
                              Amount and Nature
                           of Beneficial Ownership
                           -----------------------
                                                                   Percent of
 Name of                    Shares      Right to       Total         Shares
 Beneficial Owner           Owned      Acquire(1)     Shares     Outstanding(2)
 ----------------           ------     ----------     ------     --------------
 Clarence L. Werner(3)    23,033,518    100,000     23,133,518        31.7%
 Gary L. Werner(4)         1,573,086    100,000      1,673,086         2.3%
 Gregory L. Werner         3,302,961    100,000      3,402,961         4.7%
 Derek J. Leathers           6,087       80,750       86,837            *
 John J. Steele              7,338       50,500       57,838            *
 Kenneth M. Bird, Ed.D.       500          -            500             *
 Patrick J. Jung             2,000         -           2,000            *
 Duane K. Sather             7,000         -           7,000            *
 Michael L. Steinbach          -           -            -               -
 Gerald H. Timmerman           -           -            -               -
 All executive officers,  27,962,192    578,750     28,540,942        38.9%
 directors and director
 nominees as a group
 (15 persons)(3) (4)


 *Indicates beneficial ownership of less than 1%.

 ------------------------------------------------------------------------------
 (1) This column represents shares of our common stock that a respective individual may acquire upon exercising stock options that are vested as of March 21, 2011 or that will vest and become exercisable 60 days thereafter. The shares underlying these options are not outstanding and may not be voted at the 2011 Annual Meeting. This column does not include any shares of restricted stock because all such shares awarded by the Company will vest more than 60 days after March 21, 2011.
 (2) The percentages are based upon 72,767,735 shares, which equal our outstanding shares as of March 21, 2011. In accordance with SEC rules, for individuals who hold options exercisable within 60 days of March 21, 2011, the number of shares of common stock on which the percentage is based also includes the number of shares underlying such options.
 (3) Clarence L. Werner has sole voting power with respect to 23,130,518 shares; sole dispositive power for 8,129,268 of these shares; shared voting power for 3,000 shares;
         and shared dispositive power with respect to 15,004,250 shares.
 (4)     The shares shown for Gary L. Werner do not include:  (i)
         479,497 shares held by the Gary L. Werner Irrevocable
         Inter Vivos QTIP Trust II (the sole trustee of this trust is Union Bank and Trust Company, which has sole investment and sole voting power over the shares held by the trust); and (ii) 500,000 shares held by the Becky K.
         Werner Revocable Trust (the sole trustee of this trust is Becky K. Werner, Mr. Werner's wife, and she has sole investment and sole voting power over the shares held by the trust). Mr. Werner disclaims actual and beneficial ownership of the shares held by the Gary L. Werner
         Irrevocable Inter Vivos QTIP Trust II and the shares held by the Becky K. Werner Revocable Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our registered class of equity securities (common stock), to file with the SEC reports of beneficial ownership and changes in such beneficial ownership. Executive officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us copies of all Section 16(a) forms they file. We file Section 16(a) reports on behalf of our executive officers and directors to report their initial and subsequent changes in beneficial ownership of our common stock.

Based solely upon our review of (i) the reports (including any amendments thereto) we filed on behalf of our officers and directors, (ii) copies of such forms furnished to us and (iii) written representations from certain reporting persons that no other reports were required for those persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during 2010.


  PROPOSAL 2 - ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The federal Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act. Section 14A requires us to provide our stockholders with the opportunity to vote to approve our Named Executive Officers' compensation as disclosed in this Proxy Statement, in accordance with the compensation disclosure rules of the SEC. Such vote is conducted on a nonbinding and advisory basis.

We are required to ask our stockholders to approve an advisory resolution on our executive compensation as reported in this Proxy Statement. Through our executive compensation program, we strive to attract, motivate and retain a talented, entrepreneurial executive team that provides leadership and contributes to the achievement of our overall business and financial goals and long-term success, while remaining true to our mission, values and guiding corporate principles. We seek to accomplish these objectives in a manner that rewards performance and aligns with our stockholders' long-term interests.

You should read the Compensation Discussion and Analysis section beginning on page 26 of this Proxy Statement, which describes our executive compensation program, how our executive compensation process functions and how the program and its procedures are designed to accomplish our compensation objectives. We also urge you to review the executive compensation tables and narratives appearing on pages 45 through 53, which provide more detailed information on our
Named Executive Officers' compensation. Highlights of our executive compensation program include the following:
    * C.L. Werner has not received a salary increase since 2003. He also did not receive an annual cash bonus in 2009 or 2010 or stock award in 2008, 2009 or 2010.
    * C.L. Werner, Gary Werner and Greg Werner collectively own approximately 39% of the shares of the Company's outstanding common stock, and except for C.L. Werner, all of our Named Executive Officers were granted long-term incentive compensation under our Equity Plan in 2010. We believe our Named Executive Officers' stock ownership and such long-term incentive compensation stock awards significantly link these Named Executive Officers' interests with our stockholders' interests.
    * Total 2010 annual compensation for our Named Executive Officers increased 4% in the aggregate from 2009, compared to a 40% increase in earnings per diluted share, a 41% increase in net income and a 24% annual total stockholder return for 2010.
    * None of our Named Executive Officers has an employment arrangement, severance agreement or change in control agreement. We also do not provide any "golden parachute" benefits to the Named Executive Officers.
    * Each of our Named Executive Officers is employed at-will and is expected to demonstrate exceptional performance as a member of our executive team.

Our Board and Compensation Committee believe our executive compensation program, articulated in the Compensation Discussion and Analysis, effectively achieves our compensation objectives, rewards performance and strongly links our Named Executive Officers' interests with the long-term interests of our stockholders. The Company believes our executive compensation program has been instrumental in and contributed to helping us achieve our recent strong financial performance and long-term success.

In accordance with the recently adopted Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting:

     RESOLVED,   that   the   stockholders   of    Werner
     Enterprises, Inc. (the "Company") hereby approve, on
     an advisory basis, the compensation of the Company's
     Named  Executive Officers, as disclosed pursuant  to
     the   compensation  disclosure  rules  of  the  U.S.
     Securities  and Exchange Commission,  including  the
     Compensation  Discussion and Analysis,  compensation
     tables  and  narrative discussion disclosed  in  the
     Proxy   Statement  for  the  Company's  2011  Annual
     Meeting of Stockholders.

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is nonbinding on the Company, Board of Directors and Compensation Committee. Although the vote on Proposal 2 is advisory and nonbinding, the Board and
Compensation Committee, when appropriate, will review and consider the voting results as one factor when making future decisions and determinations regarding executive compensation and our executive compensation program.

Recommendation of the Board of Directors - Proposal 2

The  Board of Directors recommends that stockholders vote  FOR
                                                           ---
the approval of the advisory resolution on executive compensation. The Designated Proxy Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the approval of the advisory resolution on executive compensation.


        PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF
        FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Proposal 2, as described above, asks the Company's stockholders to approve a "say-on-pay" advisory resolution on executive compensation. This Proposal 3 affords our stockholders the opportunity to cast an advisory vote on how often the Company should conduct say-on-pay advisory resolution votes in the future. Under Proposal 3, stockholders may vote to have the say-on-pay advisory resolution vote every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote.

An advisory vote on executive compensation policies provides us with direct feedback from our stockholders on our executive compensation program. After considering the benefits and consequences of each option for the frequency of future say-on-pay advisory resolutions, we believe that a vote on a say-on-pay advisory resolution should be conducted every three years. Our executive compensation program is designed in large part to create long-term stockholder value, attract and retain a talented executive officer team and to more closely align our executive officers' interests with those of our stockholders. Our Compensation Committee concluded that conducting the advisory vote on executive compensation once every three years is sufficient and appropriate to assess whether our executive compensation program objectives are being achieved and driving stockholder value. If such votes were conducted more often, however, we believe the potential for frequent changes to our executive compensation program could create uncertainty for our Named Executive Officers, which could adversely affect our executive officer retention and consequently our overall financial performance and long-term stockholder value and interests. We also believe that because our industry is impacted and driven by the U.S. economy generally, holding such vote every three years enables our stockholders to gain a more meaningful long-term perspective and express their views on our executive compensation program than would occur with more frequent votes.

Stockholders should note, however, that because the vote on the say-on-pay advisory resolution occurs well after the beginning of the compensation year, and because the elements of our executive compensation program are designed to operate in an integrated and complementary manner, in some cases it may not be feasible to change our executive compensation program in consideration of any one year's vote on an advisory resolution on executive compensation by the time the following year's annual meeting of stockholders occurs. The Compensation Committee, which administers our executive compensation program, values our stockholders' opinions expressed in these votes and will consider the outcome of such votes in making its executive compensation decisions.

We believe that a vote on the advisory resolution on executive compensation once every three years is consistent with our corporate governance practice of seeking input and encouraging dialogue from our stockholders on corporate governance matters, as well as our executive compensation program objectives and principles.

The advisory vote on the frequency of future advisory votes on executive compensation is nonbinding on the Company, Board of Directors and Compensation Committee. Stockholders are not voting to approve or disapprove the Board's recommendation. Rather, the vote is a solicitation of stockholder votes. Stockholders will be able to specify one of four choices for this Proposal 3 on the proxy: (i) every year, (ii) every two years, (iii) every three years or (iv) abstain. Although the vote on Proposal 3 is advisory and nonbinding, the Board and Compensation Committee, when appropriate, will review and consider the voting results when deciding how frequently to conduct say-on-pay advisory resolution votes but will not be bound by either its own recommendation or by the voting outcome. Notwithstanding the Board's recommendation or the outcome of the stockholder vote at the 2011 Annual Meeting, our Board may subsequently decide to conduct future say-on-pay advisory resolution votes more frequently and may vary its practice based on various factors, such as discussions with stockholders or upon the adoption of material changes to our executive compensation program. This Proposal 3 is included in the Proxy Statement pursuant to the recently adopted
Section 14A of the Exchange Act.

Recommendation of the Board of Directors - Proposal 3

The Board of Directors recommends that stockholders vote to conduct future advisory votes on executive compensation EVERY THREE YEARS. The Designated Proxy Holders of proxies
-----------------
solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for future advisory votes on executive compensation to occur every three years.


                    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement identifies our Named Executive Officers and explains how our compensation policies and practices are developed and operate with respect to such Named Executive Officers. In the Compensation Discussion and Analysis, we also discuss and analyze our executive compensation program and the executive compensation amounts shown in such section. This discussion should be read in conjunction with the Summary Compensation Table (including the related tabular and narrative disclosures) and the Compensation Committee section under Corporate Governance in this Proxy Statement. As indicated in that section, the Compensation Committee of the Board of Directors is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. Our Compensation Committee is also comprised solely of independent directors, each of whom is independent pursuant to SEC rules and NASDAQ listing standards.

Named Executive Officers. Pursuant to the SEC rules, our Named Executive Officers consist of the CEO, CFO and the three most highly compensated executive officers (excluding the CEO and CFO) who were executive officers as of December 31, 2010. Our five Named Executive Officers are identified in the table below.


                                 2010 Named Executive Officers
   -----------------------------------------------------------------------------------------
        Name                  Position with the Company
        ----                  -------------------------
   1.   Clarence L. Werner   Chairman
   2.   Gary L. Werner       Vice Chairman
   3.   Gregory L. Werner    President and Chief Executive Officer
   4.   Derek J. Leathers    Senior Executive Vice President and Chief Operating Officer;
                             President of Werner Global Logistics
   5.   John J. Steele       Executive Vice President, Treasurer and Chief Financial Officer


Executive Summary. The Company and its Compensation Committee believe our executive compensation program has been instrumental to our business and in helping us accomplish our objectives. We also regard the program as appropriate and fair in view of our financial performance relative to our competitive peer group and given the challenging economic and transportation and logistics market conditions that continued in 2010 from 2009. We believe these difficult circumstances resulted in a more competitive market for executive talent but, even during the recent challenging economic periods, our total compensation mix allowed us to retain qualified, innovative executive officers who possess the necessary experience and expertise to manage the Company, provide effective Company leadership in competitive markets, contribute to our long-standing success and create value for our stockholders. (The peer group is identified in the Competitive Peer Group and Benchmarking section within the Compensation Discussion and Analysis. Our 2010 financial statements are included in our Annual Report on Form 10-K for 2010 filed with the SEC on March 1, 2011.)

In 2010, we achieved significantly improved financial results compared to 2009. The Company believes our executive compensation program for the Named Executive Officers was conducive in helping us achieve a strong financial performance in 2010 despite the ongoing challenges of the recovering U.S. and global economies in which the results were accomplished. The table below summarizes and compares our key 2010 and 2009 financial results.


     2010 and 2009 Financial Results - Summary & Comparison
 -------------------------------------------------------------------
                              2010 ($)(1)   2009 ($)(1)   Change (%)
                              -----------   -----------   ----------
 Total Revenues                1,815,020     1,666,470         9%
 Net Income                     80,039        56,584          41%
 Earnings Per Diluted Share      1.10          0.79           40%
 Operating Ratio(2)              92.6%         94.2%
 Return on Assets                 6.6%          4.5%
 Return on Equity                11.1%          7.5%


 -----------------

 (1) Dollar amounts in thousands, except for per share amounts.
 (2) Operating expenses expressed as a percentage of operating revenues.

The Compensation Committee considered, among other factors, our financial performance, total stockholder return, peer group executive compensation and each executive's individual performance in making its decisions on total compensation for our Named Executive Officers. As shown in the Summary Compensation Table on page 46, total 2010 annual compensation for our Named Executive Officers increased 4% in the aggregate from 2009, compared to a 40% increase in earnings per diluted share and a 41% increase in net income. Our total stockholder return for 2010 was 24%, compared to an average of 27% for our competitive peer group. Our three-year average annual total stockholder return was 21% (2008 to 2010), in comparison to a three-year annual average of 13% for our competitive peer group.

We strive to retain talented executive officers by compensating them in a manner that rewards performance and aligns such officers' interests with our stockholders' long-term interests, and we believe our executive compensation program helps to accomplish this objective. Our Named Executive Officers operate as a team vested in the Company's success, and we expect our Named Executive Officers to contribute to our overall accomplishments and progress, rather than focus solely on objectives exclusive to the individual officer's area of responsibility. Our Compensation Committee also rewards performance on a more consistent basis, during both challenging and favorable economic periods, in an effort to preclude large increases and decreases in executive compensation levels and to retain talented and experienced executive officers. In line with our executive compensation program, compensation awarded in 2010 to our Named Executive
Officer team reflected the Company's improved financial results and industry performance. With respect to Named Executive Officer compensation, our Chairman's total direct compensation (which includes base salary, cash bonuses and long-term incentive compensation) was at the 26th percentile when compared to the total direct compensation of the peer group of executive chairmen. The average total direct compensation of our other four Named Executive Officers fell at the 67th percentile when compared to the compensation of their peers at the companies in our competitive peer group, while our revenues were at the 73rd percentile. Our competitive peer group is provided on page 36, and our executive chairman peer group is identified on page 37.

We also believe the total mix of compensation provided under our executive compensation program is competitive and attractive to our Named Executive Officers. The Compensation Committee has not implemented or devised any company-wide performance target or formulaic methodology on which it bases its executive compensation determinations. Rather, we believe the components of our executive compensation program are directly connected to the principle that executive compensation should be based on performance. The Company believes our program reflects such principle and effectively rewards performance in a simple and straightforward manner. Our elements of compensation promote and retain stability within our executive team and maintain value for our stockholders, which contributes to our positive long-term development and the overall success of the Company.

As discussed below, numerous factors are considered when internal pay equity as to our executive officers is assessed. Under our executive compensation program, the base salary and performance-based elements of compensation motivate executive officers to achieve our annual financial and operational goals and drive business unit and individual performance. Our long-term incentive compensation encourages executive officers to remain employed with the Company, due partially to long-term vesting periods and potential wealth accumulation, and meaningfully aligns each Named Executive Officer's interests and level of stock ownership with those of our stockholders. In 2010, we awarded restricted stock under our Equity Plan to four of our Named Executive Officers. Perquisites and benefits also provide for the wellness of our executive officer team. We believe that each element in our compensation program, combined with the program objectives set forth below, rewards extraordinary executive performance and attracts and retains exemplary executive talent.

Upon hire, we typically indicate to each executive officer that such individual is employed "at will," and such employment does not customarily provide for any severance upon termination. None of our Named Executive Officers has any employment or severance agreement with the Company.

The Company's executive compensation program is discussed on the following pages of this Proxy Statement, and we believe it serves the Company well. We regard our program as uncomplicated in design and believe it enables our compensation decisions and practices, including those discussed herein, to reflect and reinforce the Company's values, culture and mission.

2010 Executive Compensation Program and Objectives. Our executive compensation program is designed to achieve the following primary objectives:
    * Attract, motivate and retain talented high-quality executives who contribute to the advancement of our strategic, operational and financial goals and to our long-term success in today's competitive markets and industry.
    * Reward our executive officers for their individual performance, leadership and contribution to the achievement of our overall business objectives.

    * Support our Mission Statement, Vision Statement and guiding corporate principles. (Our Mission and Vision Statements are included on our website at http://www.werner.com under the "About Werner" tab.)

The Compensation Committee carries out our executive compensation objectives by applying the following principles:
    * Provide compensation that is competitive with that paid by companies in our industry for executive talent. Our Compensation Committee has the authority to engage the services of an outside advisor and compensation consultant to assist with determining how our executive compensation program compares to those of other companies.
    * Reward performance by considering factors such as (i) our financial performance, (ii) the executive officer's individual performance and contribution to our overall business goals and (iii) the performance of the executive officer's area of responsibility when evaluated in light of overall Company performance and the year's market, industry and economic conditions.
    * Ensure that highly capable and goal-oriented executives remain motivated and committed to the
        Company, even when downturns in the industry and economy affect Company performance. This principle is important with respect to encouraging our executives to remain with the Company for long and productive careers.
    * Encourage our executive team to consider current and long-term opportunities and risks that result in positive Company performance and financial growth, industry innovation, consistent stockholder value and lasting collaborations with our customers and partners.
    * Encourage executive officers to become stockholders and facilitate stock ownership in the Company by offering equity-based compensation. We believe that stock ownership links our executive officers' interests with those of our stockholders and supports strategic decision-making and actions that will serve our long-term interests.
    *   Provide limited executive perquisites.

Elements of Executive Compensation. The five elements of our 2010 executive compensation program are: (i) base salary,
(ii) performance-based compensation, (iii) long-term incentive compensation, (iv) perquisites and (v) benefits. The following discussion explains these elements and their primary purposes with respect to our 2010 executive compensation program.

     Base   Salary.   Base  salary  is  a  fixed  element   of
       compensation that we pay to each executive officer for the performance of his primary duties and responsibilities. Generally, each respective executive officer's base salary is commensurate with such person's responsibility, experience, tenure and job performance. As discussed in this Executive Compensation section, base salaries are reviewed on an annual basis and at the time of promotion or other change in job function and responsibilities. Base salaries are not established on the basis of any specific performance criteria, but a number of factors are considered when determining individual salary levels. These factors include but are not limited to
       (i) the individual's overall performance and the level of responsibility and complexity of the executive's job; (ii) the performance of the business unit(s) or function(s) under his leadership; (iii) how the executive officer's salary compares to those of our other executives; (iv) our overall performance and achievements; (v) the economic and business conditions affecting the Company at the time of the review; and
       (vi) salaries paid by companies within our competitive peer group for the same or similar positions. The base salaries paid to each of our executive officers will vary due to the application of these factors. Market adjustments to executive base salaries may be made when there is a significant change in an officer's position or responsibilities or if competitive market data indicates a significant deviation compared to market salary practices. However, while we may be guided by such events and data, we do not set compensation levels at targeted or specific levels relative to that of a particular peer, competitor or industry group.

       The Compensation Committee's determination of Named Executive Officer compensation packages are primarily made through the exercise of its particular judgment and by applying the factors discussed above. The 2010 base salaries of our Named Executive Officers are disclosed in the Summary Compensation Table. With the exception of Mr. Leathers, base salary levels in 2010 were the same as those in 2009 because we believed the 2009 levels remained competitive and modifications were not warranted to achieve our executive compensation program objectives. The base salaries of our Named Executive Officers for 2010 were determined by the Compensation Committee following a thorough review of each Named Executive Officer's overall compensation and in light of each person's respective performance and responsibilities, our financial results and developments in the competitive transportation and logistics services markets. C.L. Werner's base salary was slightly above the median when compared to base salaries in our executive chairman peer group. The base salaries of our other four Named Executive Officers averaged at the 75th percentile when compared to the base salaries for similar positions with companies in our competitive peer group. In May 2010, the Compensation Committee approved a 14% increase to Mr. Leathers' base salary to recognize his performance and the additional responsibilities he assumed within the past year. During its meeting in November 2010, the Compensation Committee increased Mr. Steele's base salary by 7% for 2011 in recognition of his individual performance and to closer align his total direct compensation with the median total direct compensation of his peers at the companies within our competitive peer group. The Compensation Committee reviewed Mr. Steele's base salary as a percentage of total cash compensation (base salary and annual cash bonus) and determined that an increase to his base salary in lieu of an increase to his annual cash bonus was more appropriate. This would better align his components of cash compensation to that of his peers. The Compensation Committee did not make any other changes to Named Executive Officer base salaries in 2010.

     Performance-Based     Compensation.     Performance-based
       compensation is typically awarded in the form of annual cash bonuses. Our annual cash bonus program is a discretionary program designed to encourage and reward executives for performance during the fiscal year and on a more short-term basis. However, our philosophy is to also reward performance on a more consistent basis during both challenging and favorable economic conditions. This practice allows us to retain an experienced executive team to lead our Company through the challenges of unfavorable economic cycles and to better position our Company for future success when conditions improve. Thus, we believe the annual cash bonus program also contributes to our long-term success because it rewards and drives individual performance and motivates executive officers to improve our overall performance, while our practice of rewarding performance more consistently encourages executive officers to consider the long-term impact of current decisions. Historically, annual cash bonus payments to executive officers have been the same or higher than the previous year's payment. This practice correlates with our relatively consistent profitable financial results after considering the economic and industry conditions that affect our business.

       Performance-based compensation is awarded by our Compensation Committee. Performance-based compensation is not calculated on the basis of any specific performance criteria, but a number of factors are considered when determining individual annual cash bonus amounts. The Compensation Committee awards performance-based compensation that it considers appropriate based upon and after assessing: (i) the financial and economic environment concerning the

       Company; (ii) the respective officer's individual performance and contribution toward achieving our business objectives; (iii) the amount of the executive officer's bonus payment awarded in the preceding year;
       (iv) the President and CEO's recommendation to the Compensation Committee; (v) performance-based compensation data and total cash compensation data for certain officer positions, including actual bonuses paid in the marketplace by other transportation and logistics services companies in our competitive peer group; and (vi) our overall financial results (including our revenues, net income, operating ratio, total stockholder return and return on assets relative to our competitive peer group). (In this Proxy Statement, "operating ratio" means operating expenses expressed as a percentage of operating revenues, and "total stockholder return" refers to the percentage increase in the value of stockholders' Company shares, including changes in the stock price and re-investment of dividends.) Final award amounts approved by the Compensation Committee for each executive officer are intended to be competitive for our market and reflective of each respective executive officer's performance and contribution to our financial and business performance and success.

       In November 2010, our Compensation Committee approved and awarded annual cash bonuses to the Named Executive Officers, excluding C.L. Werner, under our discretionary annual cash bonus program. In 2010, C.L. Werner requested that he not be awarded an annual cash bonus, consistent with 2009. The annual cash bonuses of Gary Werner and Greg Werner were reduced in 2009, at their request, in connection with our Company-wide cost-saving initiatives implemented during that year. In 2010, the Compensation Committee awarded bonuses to Gary Werner and Greg Werner at the same level as those given to them in 2008. The Compensation Committee awarded Mr. Leathers an 8% increase in his annual cash bonus for his individual performance and his contribution to the Company's overall performance in 2010. Mr. Steele was awarded an annual cash bonus at the same level as his 2009 annual cash bonus in conjunction with his 2011 base salary increase. Each of our Named Executive Officers are members of our leadership team that successfully helped us improve our profitability during a challenging economic period. The performance-based compensation for each of our four Named Executive Officers, excluding C.L. Werner, is below the 75th percentile for similarly positioned executives of the companies in our competitive peer group.

       The Compensation Committee also compared total cash compensation for our four Named Executive Officers, excluding C.L. Werner, to that of our competitive peer group when determining performance-based compensation awards. The total cash compensation of these Named Executive Officers averaged above the 75th percentile for similar positions with the competitive peer group companies.

       In making its 2010 annual cash bonus decisions, the Compensation Committee compared our financial performance for the nine-month period ended September 30, 2010 to the performance of companies within our competitive peer group. Compared to our competitive peer group, our net income had one of the largest percentage increases for the nine months ended September 30, 2010 compared to the same period of 2009. The Compensation Committee also determined that our overall financial performance met with management's expectations, particularly given the challenging but improving business and economic climate. The annual cash bonuses awarded to our Named Executive Officers in 2010 are disclosed in the Summary Compensation Table.

     Long-Term    Incentive   Compensation.    Our   long-term
       incentive program is important to us because it helps attract a talented executive team, encourages long-term retention of executive officers and enables us to recognize efforts put forth by executives who contribute to our stock price appreciation and Company development. Accordingly, the Compensation Committee granted long-term equity awards to our executive officers in 2010.

       Our Equity Plan permits a variety of equity awards under our ongoing long-term incentive program. In determining long-term incentive compensation, our Compensation Committee evaluates which equity award vehicles achieve the best balance between providing appropriate long-term incentive compensation and creating and maintaining long-term stockholder value.

       The periodic vesting periods of long-term incentive compensation directly align executive officer interests and compensation with our stockholders' interests by rewarding creation and preservation of long-term stockholder value. The Compensation Committee also believes this element of compensation provides equity ownership opportunities for our executive officers. Because we do not have a pension plan and some executives' 401(k) Retirement Savings Plan contributions are limited under federal income tax rules (as discussed in the Benefits section on page
       35), we believe our executive officers consider potential wealth accumulation from equity gains when planning for their retirement.

       Stock option and restricted stock grants are made at the discretion of the Compensation Committee and are not necessarily made on an annual basis. In designing long-term incentive awards and determining an overall pool of stock to make available for grant, the Compensation Committee considers the Board's duty to our stockholders to limit equity dilution, whether such awards will help to accomplish our executive compensation program objectives, how our relative financial performance compares against the marketplace and the emphasis placed on equity in the total mix of compensation. For purposes of allocating the overall stock pool among executive officers, our Compensation Committee also evaluates (i) the scope of each executive's responsibilities, position and experience;
       (ii) each executive officer's individual performance and contribution to our overall performance and financial results; (iii) the total mix of compensation for each executive; (iv) our historical practice of granting equity awards to executive officers; and (v) the perceived retention value of the total compensation package in light of the current labor and financial markets. The Compensation Committee will weigh these factors, in addition to long-term stockholder value and interests, when making any executive stock award determinations.

       Stock options represent a right to purchase a certain number of shares of our common stock at a particular exercise price per share after designated vesting periods occur. The exercise price is equal to the NASDAQ Global Select MarketSM closing market price of our common stock on the grant date. Stock option value depends upon stock price appreciation. We believe this factor motivates our executive officers to improve and maintain Company performance because strong financial results may potentially increase the value of any unexercised stock options. Please refer to the Stock Grant Practices section under Other Executive Compensation Policies and Considerations on page 41 for additional information regarding stock options.

       An award of restricted stock entitles the recipient to receive a specified number of shares of our common stock, at no cost to the recipient, if the executive officer remains employed with us when the restricted stock vests. The value of the restricted stock is equal  to  the  NASDAQ Global Select  MarketSM  closing
       market price on any given date after granting. Consequently, the restricted stock value may increase or decrease with changes in the stock price during the period between granting and vesting and on the vesting date and each subsequent day thereafter. We believe that restricted stock awards directly link executive officer interests with those of our stockholders because restricted stock value is impacted by these stock price changes, and the Compensation Committee considers the granting of restricted stock awards to be a means of increasing executive officer ownership in Company stock. We also believe that despite the stock price fluctuations, restricted stock will have value in the long-term and can potentially deliver greater share-for-share compensation value at grant than stock options. By awarding restricted stock, we are able to offer comparable grant date compensation value with fewer shares, and we believe the use of restricted stock accordingly results in less dilution of earnings per share when compared to stock options.

       Vesting of stock options and restricted stock is subject to continued employment with us. This condition helps ensure that a portion of an executive officer's awards will vest after several years, which is intended to retain the executive officer and cause them to focus on our long-term business objectives.

       When deciding upon the long-term incentive compensation of our Named Executive Officers in November 2010, the Compensation Committee considered the information regarding competitive peer group long-term incentive compensation that was included in the Pay Governance executive compensation survey. The survey indicated
       that   during  the  past  three  years,  our  long-term
       incentive compensation for the four Named Executive Officers, excluding C.L. Werner, averaged between the 25th percentile and the median of our competitive peer group. The Compensation Committee also assessed each Named Executive Officer's respective contributions to our performance for the nine-month period ended September 30, 2010 and our performance during that time compared to other companies within our competitive peer group. The Compensation Committee also took into account our overall financial performance given the challenging but improving business and economic climate, such as our improvement in total stockholder return in 2009 (23% in 2009 compared to 15% in 2008) and the three-year average total stockholder return for 2007 to 2009 of 11%. The three-year average total stockholder return of 11% was at the 88th percentile of our competitive peer group's three-year average total stockholder return.

       On November 30, 2010, the Compensation Committee, in its sole discretion, awarded Gary Werner, Greg Werner and Derek Leathers each 30,000 shares and John Steele 5,000 shares of restricted stock in accordance with our Equity Plan. These shares were awarded to each Named Executive Officer in acknowledgement of their respective contributions to our overall success and accomplishments during 2010. Pursuant to the Restricted Stock Award Agreements with the restricted stock recipients, the restricted stock is subject to service-based vesting provisions. Beginning three years after the grant date of each award, the restricted stock will vest annually in five increments of 20% each. The awards will then become fully vested on November 30, 2017. The Named Executive Officer recipients do not have any voting or dividend rights with respect to such stock until it is fully vested, and there are not any post-vesting sales restrictions on the shares. (The Form of Restricted Stock Award Agreement was included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 4, 2009.) We did not grant any stock options or SARs to our Named Executive Officers in 2010.

       No long-term incentive compensation was granted to C.L. Werner in 2010. The Compensation Committee recognizes that C.L. Werner's level of stock ownership significantly connects his interests with the interests of our other stockholders, and from time to time, our Compensation Committee considers compensation arrangements and awards for C.L. Werner given his continuing contributions and leadership to the Company. Please refer to the Summary Compensation Table and Grants of Plan-Based Awards for 2010 table for further details concerning long-term incentive compensation awarded to our Named Executive Officers.

     Perquisites.  Our executive compensation program includes
       executive perquisites that we consider an important element of our total executive reward packages and are necessary for Named Executive Officers to carry out the responsibilities of their positions. We believe our Named Executive Officer perquisites and other benefits are representative of and competitive with those offered by companies with whom we compete for executive talent, and offering these perquisites and benefits helps us with attracting and retaining valued and talented executive officers.

       The aggregate incremental cost of perquisites and other benefits provided to the Named Executive Officers is shown in the "All Other Compensation" column of the Summary Compensation Table and detailed in the All Other Compensation for 2010 section of this Proxy Statement.

       The perquisites offered under our 2010 executive compensation program were as follows:
        * Accounting, Legal and Tax Services. Our Chairman, Vice Chairman and President and CEO utilize accounting, legal and tax (income tax preparation) services provided by us. The Chairman fully reimburses us for such services. We receive no such reimbursement from the Vice Chairman and President and CEO. The reimbursement amounts we receive from the Chairman and the unreimbursed amounts included in compensation for the Vice Chairman and President and CEO are based on our estimate of the costs incurred by the Company for our personnel to provide these services.
        * Country Club Membership. In 2010, we provided Mr. Leathers with a country club membership. The membership fees and other business-related and reasonably incurred expenses were paid by us, and we received full reimbursement from Mr. Leathers for any personal expenses he incurred in connection with the membership. We provide this membership for our benefit, notwithstanding the incidental personal benefit to Mr. Leathers.
        * Personal Use of Corporate Aircraft and Property. The Chairman, Vice Chairman and the President and CEO are permitted personal use of our corporate aircraft provided they reimburse the Company (we do not provide non-reimbursed personal use to any of these three executives). When the Chairman,
            Vice Chairman or President and CEO uses our corporate aircraft for personal business, such Named Executive Officer reimburses us the higher of our incremental cost or the taxable amount calculated pursuant to the Internal Revenue Service (the "IRS") regulations. Our executive officers are also permitted limited personal use of the corporate aircraft with the approval of the Chairman, Vice Chairman or President and CEO, and we provide transportation on the corporate aircraft for immediate family members of executive  officers  if such  family  members  are
            specifically invited to attend events for appropriate Company-related business purposes. In either case, we are not reimbursed for such utilization of the aircraft by the executive officer. C.L. Werner, Greg Werner and Derek Leathers used the corporate aircraft for personal benefit in 2010. The Chairman's reimbursements for such use are discussed under Transactions with Related Persons. Mr. Greg Werner reimbursed the Company for the higher incremental cost of his personal use in 2010. Mr. Leathers' personal use of the corporate aircraft includes only those occasions when his spouse accompanied him on Company-related business trips at the request of the Chairman, and the value of Mr. Leathers' personal corporate aircraft use is not included in the All Other Compensation for 2010 table on page 47 as permitted by SEC rules because there is no aggregate incremental cost to the Company for providing the benefit. Our executive officers are also allowed limited use of our corporate condominiums and Valley Lodge for personal purposes subject to the approval of the Chairman, Vice Chairman or President and CEO. In

            2010, Mr. Leathers used the corporate condominium but none of our Named Executive Officers used the Valley Lodge for personal benefit.
        * Company Vehicle. We provide each Named Executive Officer with one Company vehicle for business and personal use, with the exception of the Chairman, who was provided two Company vehicles for part of 2010. We are responsible for paying the operating expenses of these vehicles, which include costs such as fuel, repairs and maintenance, insurance and licensing and registration.

     Benefits.   As discussed above in Perquisites, we believe
       our benefits are competitive and standard compared to those offered by companies in our industry and competitive peer group and are essential for retaining exceptional executives. In 2010, we offered the following benefits:
        * Health and Welfare Benefits. Our Named Executive Officers are eligible to participate in our full range of health and welfare benefits, and are covered under the same plans and terms, that are provided to all of our full-time employees in the United States. In 2010, we partially paid the healthcare insurance premiums of Mr. Leathers. These premiums are disclosed under All Other Compensation for 2010.
        * 401(k) Plan. Our Named Executive Officers are eligible to participate in our 401(k) Retirement Savings Plan (the "401(k) Plan"). This plan allows participants to make pre-tax deferred salary contributions through payroll deductions, and the Company matches a certain portion of each participant's contributions. Earnings on participant and Company contributions grow tax-deferred. 401(k) Plan matching contributions are made to Named Executive Officers on the same terms as provided to our eligible U.S. employees. At his respective request, the Vice Chairman and the President and CEO do not receive a matching contribution from us for the 401(k) Plan. Our Chairman does not participate in this plan. 401(k) Plan Company-made matching contributions for our other Named Executive Officers are detailed under All Other Compensation for 2010.
        * Employee Stock Purchase Plan. The Named Executive Officers may elect to participate in our Employee Stock Purchase Plan. Generally under this plan, a participant may acquire shares of our common stock at market price through payroll deduction, and the Company will match an amount equal to a specified percentage of each participant's contributions. Such matching amounts are made to Named Executive Officers on the same terms as provided to our eligible U.S. employees. The All Other Compensation for 2010 section identifies matching amounts made for Named Executive Officers who participate in this plan.
        * Executive Nonqualified Excess Plan. We offer participation in the Executive Nonqualified Excess Plan (the "nonqualified deferred compensation plan") to key managerial employees because their 401(k) Plan contributions are limited under federal income tax rules applicable to highly compensated employees. We believe these executives should have other similar means of saving for retirement on a tax-deferred basis. Our nonqualified deferred compensation plan (as described further under Nonqualified Deferred
            Compensation for 2010) enables these highly compensated employees, including our Named Executive Officers, to contribute amounts (in addition to their 401(k) Plan contributions) on a tax-deferred basis, subject to annual dollar limits we impose. The nonqualified deferred compensation plan provisions allow us to make matching contributions; however, to date, we have elected not to make any such contribution. Our nonqualified deferred compensation plan is described further under Nonqualified Deferred Compensation for 2010.

Role of the Compensation Consultant. In 2010, our Compensation Committee directly retained and engaged Pay Governance as its compensation consultant. Pay Governance is an independent outside executive compensation consulting firm that assists our Compensation Committee, as requested, in fulfilling certain tasks and responsibilities prescribed in its charter. Pay Governance reports and provides services only to our Compensation Committee, although Pay Governance may work in cooperation with management only as required to carry out its obligations to the Compensation Committee. Without the Compensation Committee's prior approval, Pay Governance will not perform any services for us or our management.

Our Compensation Committee typically seeks market analysis and information from Pay Governance prior to reviewing and deciding executive compensation for the upcoming year. This information includes compensation trends and practices in our industry, competitive peer companies, historical compensation statistics and market survey data. Pay Governance also provides general guidance on our executive compensation program and awards, but the consultant does not determine or recommend any amounts or forms of compensation for any of our executive officers or directors.

In  2010,  other than for work completed for the  Compensation
Committee, Pay Governance did not provide any services to us, our management or any of our affiliates.

Role of Peer Groups and Benchmarking. Each year, our Compensation Committee reviews the general criteria and recommendations for the addition or removal of companies in our competitive peer group. The criteria includes but is not limited to market capitalization, revenues, net income and industry of operation. Upon applying these criteria, the Compensation Committee selected our peer group, which is comprised of 15 companies in the transportation and logistics services industry with whom we compete for executive talent. Although our Compensation Committee may modify the peer group when appropriate, the Compensation Committee prefers to keep the group substantially consistent from year to year to produce more consistent and useful executive compensation benchmarking.

When the Compensation Committee conducted its annual review of our peer group in 2010, it determined the peer group should include the same companies as in 2009 based on our peer group criteria. Thus, our peer group did not change from 2009 to 2010. Our competitive peer group for 2010 is shown in the table below.


                                          2010 Competitive Peer Group
    -------------------------------------------------------------------------------------------------------
               Arkansas Best                   Heartland Express                 Marten Transport
               Celadon Group                       Hub Group                 Old Dominion Freight Line
       C.H. Robinson Worldwide, Inc.      J.B. Hunt Transport Services          Pacer International
                  Con-Way                    Knight Transportation                     Saia
    Covenant Transportation Group, Inc.         Landstar System          Universal Truckload Services, Inc.



In 2010, our Compensation Committee applied the competitive peer group criteria to the 15 peer group companies. Upon doing so, we found that our revenues fell nearest to those revenues in the top quartile of our competitive peer group; as a result, we compare total direct compensation against the 75th percentile of this peer group.

In 2010, for the first time, the Compensation Committee utilized another peer group, different from the competitive peer group identified above, for evaluating the executive Chairman position of C.L. Werner. This other peer group is comprised of publicly traded companies that have a similar non-CEO executive chairman position and annual revenues comparable to those of the Company. Our executive chairman peer group is shown in the table below.



                                 2010 Executive Chairman Peer Group
    -----------------------------------------------------------------------------------------------
       Albemarle Corporation       DreamWorks Animation SKG, Inc.      Nu Skin Enterprises, Inc.
      Alberto Culver Company        J.B. Hunt Transport Services       Old Dominion Freight Line
          Autodesk, Inc.            JoS. A. Bank Clothiers, Inc.       Patterson Companies, Inc.
    Benchmark Electronics, Inc.     Mercury General Corporation           PerkinElmer, Inc.
       Bon-Ton Stores, Inc.         Molson Coors Brewing Company     Superior Energy Services, Inc.
     Corinthian Colleges, Inc.        Mueller Industries, Inc.      Universal Forest Products, Inc.


Our Compensation Committee determined the executive Chairman's total direct compensation should be compared to the median of the executive chairman peer group because our revenues fell between the 25th percentile and the median of the average revenues of the companies included within the executive chairman peer group.

The Compensation Committee refers to a competitive market analysis and market data provided by Pay Governance when it reviews and prepares executive compensation for the year. The market analysis incorporates the market data and reflects compensation levels and practices for executives holding similar positions at companies within our peer groups, which helps our Compensation Committee determine executive compensation at competitive levels. In 2010, Pay Governance prepared such an analysis for the Compensation Committee. The Compensation Committee then compares three of our executive compensation elements (base salary, performance-based compensation and long-term incentive compensation) to amounts paid for similar executive positions among those companies in our peer groups. The Compensation Committee reviews compensation practices and levels at peer companies during the executive compensation decision-making process so that the Compensation Committee can determine compensation levels in an informed manner and at levels the Compensation Committee believes are reasonably competitive.

The   Compensation   Committee  does  not   attempt   to   set
compensation elements for each executive to meet specific benchmarks based on peer group data. Instead, we consider these comparisons as one factor in determining executive compensation levels. Generally, the Compensation Committee reviews total compensation levels annually and makes adjustments when job responsibilities, individual performance or market data warrants such modifications. Actual total compensation can vary from year to year based on Company and individual performance.

Compensation Determination Process. The Compensation Committee makes all annual compensation decisions for our Named Executive Officers. Additionally, the President and CEO may also modify compensation for certain executives within the Compensation Committee parameters described below.

When determining total compensation, we apply a consistent approach for all Named Executive Officers. The structure and levels of our executive compensation program are determined, in large part, by considering all elements of compensation, rather than only a few components in isolation. Our Compensation Committee evaluates each element individually and also takes into account the position and current total direct compensation of the individual being considered. (Direct compensation includes base salary, cash bonuses and long-term incentive compensation.) The Compensation Committee's determination of compensation levels for our Named Executive Officers therefore differs depending upon these factors. Our Compensation Committee also exercises appropriate business judgment in how it applies these standard approaches to the facts and circumstances involving each respective Named Executive Officer.

The Compensation Committee determines each component of a Named Executive Officer's compensation based on its collective assessment of the officer's performance, the Company's overall financial performance and recommendations of our President and CEO. Our Compensation Committee may also request executive compensation guidance and advice from an independent outside consultant (such as Pay Governance) when deciding compensation for our Named Executive Officers. In addition to the factors and information described above, our Compensation Committee also considers and determines the compensation of our Named Executive Officers as follows:

     Compensation of All Named Executive Officers.  Each year,
       the Compensation Committee reviews each element of executive compensation and how such elements relate to the total direct compensation, executive position and related responsibilities of each Named Executive Officer. As part of this annual process, the Compensation Committee also examines how such elements are reflected in competitive executive compensation market data when determining annual pay opportunities. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set, but such amount is considered by the Compensation Committee.

     Compensation of Chairman, Vice Chairman and President and
       CEO. Our Compensation Committee assesses the executive compensation information compiled by the independent outside consultant (Pay Governance) when developing compensation packages for our Chairman, Vice Chairman and President and CEO. Upon reviewing such information, the Compensation Committee then meets in executive session and determines a compensation package for each of these particular officers based on how the elements of executive compensation apply to the individual and the related factors described above. These factors generally include each individual's job performance, responsibilities and the scope of their position, compensation history, leadership and our financial and operating performance and stockholder return. In evaluating such factors, the Compensation Committee does not apply specific performance criteria, formulas or pre-determined targets to calculate compensation. We believe this approach reinforces our program objectives because compensation determinations are based on and underscore overall Company performance achieved by our executive officer team, led in large part by the Chairman, Vice Chairman and President and CEO. The President and CEO's compensation is best reflected by the overall performance and achievements of the Company, and the Compensation Committee believes this practice is appropriate because the President and CEO is responsible for the financial performance of the entire Company. Our Chairman, Vice Chairman and President and CEO are also eligible for all of the same compensation programs, perquisites and benefits as our other Named Executive Officers.

       Our Chairman, Vice Chairman and President and CEO do not participate in the Compensation Committee's deliberations or decisions with regard to his own respective compensation or the compensation of any other such Named Executive Officer having the title of Chairman, Vice Chairman or President and CEO.

     Compensation of Other Named Executive Officers.   At  the
       end of the year, the Compensation Committee reviews the competitive market compensation data for our peer group compiled by the independent outside consultant (Pay Governance). Upon doing so, our Compensation Committee establishes cash compensation "pay ranges" (inclusive of base salary and annual cash bonus) according to job title (such as Senior Executive Vice President and Executive Vice President). As explained in the Compensation Committee section within Corporate Governance, the Compensation Committee delegated certain authority to our President and CEO that permits him to adjust the base salaries of the other Named Executive Officers. The President and CEO does not have authority to modify his own base salary or that of the Chairman or Vice Chairman. After our Compensation Committee defines the cash compensation pay ranges, the President and CEO may then make changes to the other Named Executive Officer base salaries during the following year, provided such changes are within the parameters of the pay ranges designated by the Compensation Committee. Our Compensation Committee reviews and approves these base salary changes at the close of the year. Any proposed changes that do not fall within the established pay ranges require the approval of the Compensation Committee before any such changes become effective. At the end of the year, the President and CEO presents to our Compensation
       Committee his year-end total cash compensation recommendations for the other Named Executive Officers. Our Compensation Committee then reviews and approves such recommendations at its year-end meeting. (For example, our Compensation Committee established cash compensation pay ranges in November 2010 for fiscal year 2011. The President and CEO has delegated authority to modify base salaries throughout 2011 within these ranges. In November or December 2011, the Compensation Committee will review the President and CEO's total cash compensation recommendations for the other Named Executive Officers, and such recommendations will include these base salary changes.) During 2010, our President and CEO did not make any increases to the other Named Executive Officer base salaries.

       After conducting its review of our peer group's compensation data, the Compensation Committee also evaluates and approves the annual cash bonus and long-term incentive compensation for the other Named Executive Officers. In making such determinations, the Compensation Committee considers the relevant factors and compensation elements, including each Named Executive Officer's position and related responsibilities and overall individual and Company performance and achievements. Our Compensation Committee determines annual cash bonus and long-term incentive compensation near the end of the fiscal year.

       Our President and CEO participates in the Compensation Committee's discussions regarding the compensation and performance of the other Named Executive Officers. The Compensation Committee values the President and CEO's evaluation of the other executives because he has direct knowledge of each person's performance and contributions to the Company. The Compensation Committee does not use any formulaic methods or refer to any defined performance criteria or targets to set the compensation of the other Named Executive Officers. The President and CEO's recommendations are influenced by factors that vary year-to-year, such as overall Company financial and operating performance, individual performance, stockholder return, compensation history and executive officer retention. Our Compensation Committee also contemplates such factors during the compensation determination process. Prior to the Compensation Committee's discussions, the President and CEO may seek and consider input from the Chairman and Vice Chairman. However, other than the President and CEO, no other Named Executive Officer participates in the executive compensation discussions and decisions of the Compensation Committee.

Risk Management Related to Compensation. When reviewing and implementing the executive compensation program, the Company and our Compensation Committee formulate and adhere to certain practices that ensure consistent leadership and decision-making among our executive officers. The Compensation Committee assesses whether our program and practices are reasonably likely to have a material adverse effect on the Company and concluded they do not. The Compensation Committee does not believe our executive compensation program and practices are designed to promote or encourage unreasonable risk for the following reasons:
    * Base salaries are fixed amounts determined on an annual basis and are established after a broad range of factors (rather than specific performance measures) are considered.
    * Performance-based compensation represents a significant portion of our executive officers' total cash compensation and is awarded under our discretionary annual cash bonus program. The discretionary nature of the program allows for determinations of executive officer annual cash bonuses to be based on several factors, as discussed under Performance-Based Compensation in the Elements of Executive Compensation section of this Proxy Statement. While annual cash bonuses generally reward short-term performance and achievements, this compensation also contributes to our long-term success by motivating executive officers to better our overall results and business.
    * We generally consider and apply the same performance measures and other factors for our annual cash bonus program for the Named Executive Officers, other executive and non-executive officers, management and non-executive employees.
    * Long-term incentive compensation is important to further aligning our executive officers' interests with those of our stockholders, and it balances short- and long-term decision-making by our executives. Most of our stock awards have staggered or long-term vesting schedules, and the financial opportunity is realized through appreciation of our stock price over several years.
    * The vesting and exercising of stock awards granted under our Equity Plan may be prohibited if an executive officer is terminated for cause or under other circumstances as provided in the Equity Plan.
    * With respect to their stock ownership, our executive officers could lose significant value if our stock price was exposed to unreasonable risk.
    * Our performance-based and long-term incentive compensation are not formulaic but are determined on a discretionary basis by the Compensation Committee. Awards of these types of compensation are also not assured each year.

When structuring overall compensation practices for our non-executive employees, we consider whether our practices incentivize unreasonable risk-taking behavior and could consequently impact our risk management and oversight. We also regard the mix of pay and the elements of our executive compensation program (including the relative considered factors) as they apply to employees generally. Our non-executive employee compensation practices are reviewed in the context of current and significant risks to determine if the practices encourage or induce employees to take unreasonable risks, and we also take into account our other policies and procedures that operate to monitor and deter unreasonable risk (such as disciplinary or record-keeping policies). Management also notifies our Board of significant and across-the-board modifications to employee compensation practices. We concluded that our non-executive employee compensation practices do not encourage risks that are reasonably likely to have a material adverse effect on us.

Other Executive Compensation Policies and Considerations.

     Stock  Grant  Practices.   Under  our  Equity  Plan,  the
       Compensation Committee may grant stock options, SARs and restricted stock to our executive officers and non-employee directors. We do not have an annual equity program, and the Equity Plan does not require us to grant equity awards on an annual or otherwise regular basis. Therefore, our Compensation Committee does not grant equity awards on any pre-determined grant date. Instead, the Compensation Committee selects a grant date after it decides to grant any equity awards. The Compensation Committee also selects a grant date that occurs when neither the recipient nor the Compensation Committee possess material nonpublic information.

       Pursuant to our Equity Plan, the purchase price of the common stock under each stock option is equal to the closing market price of our common stock on the date the option is granted. We do not necessarily consider the realized or unrealized value of prior stock option awards when determining the target economic value of new stock option awards because each grant is awarded as an incentive to drive future stockholder return. For stock options granted prior to the May 2007 Equity Plan amendments, the purchase price of the common stock under each option was equal to the closing market price of our common stock on the day prior to the date of grant. Restricted stock is awarded at no cost to the recipient.

       Our Compensation Committee also establishes the vesting period for each grant. We have not granted any stock options to Named Executive Officers since 2007. For that reason, and to further explain the vesting periods of stock options awarded under the Equity Plan, we have provided the Stock Option Vesting Periods table below regarding stock options granted in prior years for which a portion of the option award remains outstanding. All outstanding stock options granted to our Named Executive Officers vest over a six-year period based on the prescribed schedules and expire after ten years.


                             Stock Option Vesting Periods
         ---------------------------------------------------------------
                                     2007 Grant:    2001-2006 Grants:
            Years from Grant Date   Amount Vested     Amount Vested
            ---------------------   -------------   -----------------
             2 Years (24 Months)         15%               25%
             3 Years (36 Months)         20%               20%
             4 Years (48 Months)         20%               20%
             5 Years (60 Months)         20%               20%
             6 Years (72 Months)         25%               15%


       The restricted stock granted in 2010 is subject to a service-based periodic vesting schedule. Beginning three years after the November 30, 2010 grant date, the restricted stock will vest annually in five increments of 20% each. These 2010 awards will become fully vested on November 30, 2017 and have no post-vesting sales restrictions. The restricted stock granted in 2009 is also subject to the same service-based periodic vesting schedule as the 2010 awards, except that the 2009 awards will begin vesting three years after the December 1, 2009 grant date and fully vest on December 1, 2016. However, the restricted stock granted in 2008 is not subject to periodic vesting periods; rather, the restricted stock will vest five years after the grant date of the award and has no post-vesting sales restrictions. None of our restricted stock awards give the recipient any voting or dividend rights until such stock fully vests.

       Our Equity Plan also permits the Compensation Committee to grant SARs to our executive officers and non-employee directors. No such awards were granted in 2010, nor have any SARs been granted at any other time.

       Please refer to the preceding Long-Term Incentive Compensation section for additional details regarding stock option and restricted stock determinations. The Summary Compensation Table and Grants of Plan-Based Awards for 2010 table also provide information regarding equity compensation awarded to our Named Executive Officers.

     Executive  Stock  Ownership.  Although  we  do  not  have
       formal stock ownership guidelines or requirements for our executive officers, our executive officers as a group beneficially own 39% of the outstanding shares of our common stock. As discussed in this Proxy Statement, our Equity Plan permits us to grant nonqualified stock options, SARs and restricted stock to executive officers. Our executive officers may also increase their stock ownership by electing to participate in our Employee Stock Purchase Plan, as discussed under Benefits on page 35. Effective January 1, 2011, the maximum annual contribution level for all employees increased from $10,000 to $20,000. This increase enables executive officers and other employees to purchase a larger number of Company shares through the Employee Stock Purchase Plan and thereby increase their stock ownership in the Company. The individual stock ownership of our Named Executive Officers is provided in the Beneficial Ownership table on page 22.

     Tax  Deductibility of Executive Compensation;  Accounting
       Considerations. The Compensation Committee reviews estimated tax and accounting (pro forma expense) projections and implications and how these factors impact the material elements of our executive compensation program. Generally, executive salaries and performance-based compensation are accrued as expense over the requisite service period related to the particular compensation element (this period is typically equal to the performance period of the executive officer), and we realize a tax deduction upon the payment of the compensation to the executive.

       Section 162(m) of the Internal Revenue Code prevents us from taking a tax deduction, in any one taxable year, for non-performance-based compensation in excess of $1 million paid to the CEO and the next four highest compensated executive officers. We collectively refer to these executives as the "covered officers." Certain compensation of the covered officers is specifically exempt from the deduction limit to the extent that such compensation does not exceed $1 million during any fiscal  year  or is "performance-based" as  defined  in
       Section 162(m). The Compensation Committee carefully considers and monitors the effect of Section 162(m) on our executive compensation program and will structure executive compensation to preserve its tax deductibility under Section 162(m) while maintaining our ability to attract, motivate and retain high-quality executive officers. The Compensation Committee also believes there are circumstances where the interests of the Company and our stockholders are best served by maintaining flexibility in the manner compensation is provided. In those events, the Compensation Committee may, at its discretion, approve payments of nondeductible compensation if the Compensation Committee believes the circumstances warrant such payments. All amounts paid to the covered officers during 2010 qualified as deductible under
       Section 162(m), except for $97,598 paid to Greg Werner. Our aggregate cost of the lost tax deduction that resulted from exceeding the Section 162(m) deductibility limit in 2010 was approximately $40,000.

Employment Arrangements

Each of our Named Executive Officers and other executive officers has been an employee of the Company for at least ten years, and none has any type of written employment agreement with us.

Arrangements and Potential Payments Upon Termination or Change in Control

Termination. None of our Named Executive Officers for 2010 has a severance agreement or severance benefit arrangement with us. We do not provide for incremental compensation or special treatment for incentive compensation in the event of a Named Executive Officer's voluntary termination (such as resignation or retirement), termination for cause or termination by death or disability.

Change in Control. None of our Named Executive Officers has a change in control agreement with us, and we do not currently provide for incremental compensation or special treatment for incentive compensation related to a change in control. Under the stockholder-approved Equity Plan, the Compensation Committee and the Board have the authority and discretion to take certain actions in the event of a change in control in the Company, and determinations of such actions are generally made with respect to all Named Executive Officers or on a case-by-case basis. These actions include but are not limited to adjusting outstanding option awards or accelerating the vesting dates of outstanding awards.

Potential Benefits Payable Under the Equity Plan. As stated above, we do not have any employment, severance or change in control agreements with any of our Named Executive Officers. Our Equity Plan, however, permits the vesting of outstanding equity awards upon certain termination or resignation actions following a change in control. The Equity Plan provides that if a Named Executive Officer is terminated other than for "cause" or voluntarily resigns for "good reason" within the period beginning upon a change in control and ending on the second  anniversary  of the change in control,  then  (i)  all outstanding stock options and SARs will become fully exercisable and (ii) all conditions and restrictions (other than those imposed by law) on outstanding restricted stock will be deemed satisfied as of the executive officer's employment termination date. "Cause," "good reason" and "change in control" are defined in the current stockholder-approved version of the Equity Plan.

The ensuing Potential Benefits Payable Under the Equity Plan table shows the potential benefits payable to each Named Executive Officer due to the occurrence of either the termination or resignation event described in the Equity Plan. The amounts of the potential benefits represent the estimated value of all unvested equity awards that would fully vest upon either event, assuming such event occurred on December 31, 2010 (the last day of our fiscal year) and a stock price of $22.60 per share, which was the NASDAQ closing market price of our common stock on the same date. These amounts are the same for both events and are reflected in the "Potential Benefit" column.


               Potential Benefits Payable Under the Equity Plan
 ---------------------------------------------------------------------------------
 Name                 Number of Unvested Shares Vesting   Potential Benefit ($)(1)
 ----                 ---------------------------------   ------------------------
 Clarence L. Werner                   -                             -
 Gary L. Werner           60,000 (Restricted Stock)              1,356,000
 Gregory L. Werner        60,000 (Restricted Stock)              1,356,000
 Derek J. Leathers         19,250 (Stock Options)                2,139,835
                          90,000 (Restricted Stock)
 John J. Steele            12,000 (Stock Options)                 405,165
                          15,000 (Restricted Stock)


 -----------------

 (1) The actual exercise prices of the stock options (as specified in each Named Executive Officer's respective award agreements) vary from the $22.60 closing market price used to calculate the amounts in this table. These actual exercise prices range from a minimum of $16.68 per share to a maximum of $17.18 per share. Shares of restricted stock do not have an exercise price, thus the potential benefit was calculated using only the $22.60 closing market price.



Report of the Compensation Committee

The following report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the U.S. Securities and Exchange Commission, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in
Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

In conjunction with the preparation of the Annual Report on Form 10-K for 2010 of Werner Enterprises, Inc. (the "Company") and this Proxy Statement for the Annual Meeting of Stockholders to be held May 10, 2011, the Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section (required by Item 402(b) of Regulation S-K of the U.S. Securities and Exchange Commission) of this Proxy Statement.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for 2010.
                    Patrick J. Jung, Chair
                    Kenneth M. Bird, Ed.D.
                     Gerald H. Timmerman

Summary Compensation Table

The Summary Compensation Table provided on page 46 presents all elements of compensation for our Named Executive Officers for 2008, 2009 and 2010 as follows:
    *  Salary:  Refers to Base Salary.
    *  Bonus:  Refers to Performance-Based Compensation.
    * Stock Awards: Refers to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation). Pursuant to SEC rules, the amounts listed for 2008 have been restated to reflect the aggregate grant date fair value of restricted stock awarded during 2008. Previously for 2008, we disclosed the amounts recorded as expense in our 2008 financial statements for stock awards granted to our Named Executive Officers.
    *  All   Other  Compensation:   Represents  the  aggregate
       amount of:
          (i)   Perquisites and other personal benefits having
                an aggregate value in excess of $10,000;
          (ii)  Matching Company contributions to  the  401(k)
                Plan;
          (iii) Insurance premiums paid by the Company;
          (iv)  Tax reimbursements; and
          (v) Matching Company contributions under the Employee Stock Purchase Plan.

You should read the Summary Compensation Table in conjunction with the Compensation Discussion and Analysis section and the tables and narrative descriptions that follow. Executive deferrals to our 401(k) Plan and nonqualified deferred compensation plan are included in the appropriate column (typically the "Salary and/or Bonus" columns) for which the compensation was earned.

The  "Non-Equity  Incentive  Plan  Compensation"  and  "Option
Awards" columns are omitted from the Summary Compensation Table because we did not make any of these awards in 2008, 2009 or 2010. We have also removed the "Nonqualified Deferred Compensation Earnings" column from the Summary Compensation
Table because none of the earnings on the nonqualified deferred compensation balances of our Named Executive Officers were above-market or preferential earnings.


                                         Summary Compensation Table
 --------------------------------------------------------------------------------------------------------
 Name and                                                      Stock           All Other
 Principal Position          Year   Salary    Bonus($)(1)   Awards($)(2)   Compensation($)(3)   Total ($)
 ------------------          ----   ------    -----------   ------------   ------------------   ---------
 Clarence L. Werner -        2010   715,000        -             -               29,949           744,949
 Chairman                    2009   715,000        -             -               31,570           746,570
                             2008   715,000     350,000          -               31,570         1,096,570

 Gary L. Werner -            2010   355,000     230,000       619,200            27,604         1,231,804
 Vice Chairman               2009   368,654     205,000       543,000            23,459         1,140,113
                             2008   356,750     230,000          -               18,115           604,865

 Gregory L. Werner -         2010   720,000     350,000       619,200            27,598         1,716,798
 President and CEO           2009   749,442     300,000       543,000            22,302         1,614,744
                             2008   720,000     350,000          -               36,423         1,106,423

 Derek J. Leathers -         2010   401,696     260,000       619,200            39,553         1,320,449
 Senior Executive Vice       2009   380,849     240,000       543,000            27,193         1,191,042
 President and COO;          2008   288,234     230,000       686,400            26,204         1,230,838
 President of Werner
 Global Logistics

 John J. Steele -            2010   210,000     110,000       103,200            15,478           438,678
 Executive Vice President,   2009   219,077     110,000       181,000            16,447           526,524
 Treasurer and CFO           2008   210,000     100,000          -               17,065           327,065


 -----------------
 (1) Annual cash bonus awards are made under the annual cash bonus program. Bonuses reported in this column were awarded by the Compensation Committee on November 30, 2010; December 1, 2009; and December 2, 2008, respectively.
 (2) The stock awards reported in this column are also disclosed in the Grants of Plan-Based Awards for 2010 table on page 48 and Outstanding Equity Awards at December 31, 2010 tables on pages 49 and 50.
 (3) Refer to the All Other Compensation for 2010 table on page 47 for a more detailed explanation of the compensation reported in this column.

All Other Compensation for 2010

The   table   below  shows  the  components  of   "all   other
compensation"   provided  in  2010  to  the  Named   Executive
Officers,  as  reported in the preceding Summary  Compensation
Table.


                                             All Other Compensation for 2010
 -----------------------------------------------------------------------------------------------------------------------
                                                                                      Company
                                                                                   Contributions
                       Perquisites                                  Company         to Employee    Severance
                         & Other          Tax        Insurance      Contrib-           Stock       Payments/
                         Personal      Reimburse-    Premiums       utions to         Purchase      Accruals
 Name                  Benefits ($)   ments ($)(1)    ($)(2)     401(k) Plan ($)    Plan ($)(3)      ($)(4)     Total($)
 ----                  ------------   ------------   ---------   ---------------   -------------   ----------   --------
 Clarence L.  Werner    19,298(5)        10,651         -               -               -               -        29,949
 Gary L.  Werner        20,019(6)         7,585         -               -               -               -        27,604
 Gregory L.  Werner     20,142(7)         7,456         -               -               -               -        27,598
 Derek J. Leathers      14,797(8)        16,791       2,375           4,220           1,370             -        39,553
 John J.  Steele         7,909(9)         4,163         -             2,036           1,370             -        15,478


 -----------------
 (1) The amounts reported in this column are the tax gross-ups for Company vehicle use for C.L. Werner, Gary Werner, Greg Werner and John Steele. The amount reported for Derek Leathers represents tax gross-ups of $4,252 for Company vehicle use; $488 for personal use of the corporate condominium; $11,888 for personal use of the corporate aircraft when his spouse accompanied him on Company-related business trips; and $163 for a Company-paid commercial airline ticket.
 (2) The amount reported in this column represents a partial payment by the Company of Derek Leathers' healthcare insurance premiums.
 (3) There is a 15% Company match for employee contributions to the Employee Stock Purchase Plan.
 (4) In 2010 we did not, and do not currently, have any employment, termination or change in control arrangements with any of the Named Executive Officers.
 (5) Perquisites and personal benefits include $19,298 for use of two Company vehicles during part of the year and one Company vehicle during the remainder of the year.
 (6) Perquisites and personal benefits include $13,915 for use of one Company vehicle and $6,104 for legal and income tax preparation services.
 (7) Perquisites and personal benefits include $13,691 for use of one Company vehicle and $6,451 for income tax preparation services.
 (8) Perquisites and personal benefits include $8,065 for use of one Company vehicle; $5,312 for Company-paid country club membership; $1,065 for personal use of corporate condominium; and $355 for one Company-paid commercial airline ticket for Mr. Leathers' spouse.
 (9) Perquisites and personal benefits include $7,909 for use of one Company vehicle.

Our contributions on behalf of the Named Executive Officers to the 401(k) Plan and Employee Stock Purchase Plan are made on the same terms as provided to all of our eligible employees in the United States. In addition to the above-mentioned compensation, the Named Executive Officers also participated in voluntary health and welfare benefit programs that are available and comparable to such programs for all eligible U.S. employees.

Grants of Plan-Based Awards for 2010

The following Grants of Plan-Based Awards for 2010 table sets forth information regarding restricted stock and stock option awards granted to Named Executive Officers under our Equity Plan during 2010. Columns required by the SEC regulations are omitted where there is no amount to report or such column is inapplicable for all of the Named Executive Officers.


                         Grants of Plan-Based Awards for 2010
 -----------------------------------------------------------------------------------
                                   All Other Stock Awards:          Grant Date
                                     Number of Shares of     Fair Value of Stock and
 Name                 Grant Date    Stock or Units (#)(1)      Option Awards ($)(2)
 ----                 ----------   -----------------------   -----------------------
 Clarence L. Werner        -                 -                           -
 Gary L. Werner       11/30/2010           30,000                     619,200
 Gregory L. Werner    11/30/2010           30,000                     619,200
 Derek J. Leathers    11/30/2010           30,000                     619,200
 John J. Steele       11/30/2010            5,000                     103,200

 -----------------

 (1) The stock awards reported in these columns are also disclosed in the Summary Compensation Table and Outstanding Equity Awards at December 31, 2010 tables and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.
 (2) The fair value of the restricted stock is based upon the market price of the underlying common stock on the grant date, reduced by the present value of estimated future dividends because the award is not entitled to receive dividends prior to vesting. The present value of estimated future dividends was calculated based on a $0.05 quarterly dividend amount per share and 2.1% risk-free interest rate. Further discussion of the valuation and assumptions regarding our stock awards is provided in Note 5 of our Consolidated Financial Statements in our Annual Report on Form 10-K for 2010.



Outstanding Equity Awards at 2010 Year-End

The tables on pages 49 and 50 present information regarding all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2010. The stock option and restricted stock awards disclosed in these tables were granted under our long-term incentive program.

For the vesting dates of the unvested and unexercisable stock options disclosed in the Outstanding Equity Awards at December 31, 2010 (Option Awards) table on page 49, please refer to the Vesting Dates of Unvested and Unexercisable Stock Options at December 31, 2010 table on page 51.


                           Outstanding Equity Awards at December 31, 2010
 --------------------------------------------------------------------------------------------------
                                          Option Awards(1)
                                          ----------------
                                                                 Equity
                                                               Incentive
                                                                  Plan
                                                                 Awards:
                         Number of           Number of          Number of
                        Securities          Securities         Securities
                        Underlying          Underlying         Underlying     Option
                        Unexercised         Unexercised        Unexercised   Exercise      Option
                         Options:             Options:          Unearned       Price     Expiration
 Name                 (#) Exercisable   (#) Unexercisable(2)   Options (#)   ($/Sh)(3)      Date
 ----                 ---------------   --------------------   -----------   ---------   ----------
 Clarence L. Werner       100,000                -                  -          18.33     05/20/2014
 Gary L. Werner           100,000                -                  -          18.33     05/20/2014
 Gregory L. Werner        100,000                -                  -          18.33     05/20/2014
 Derek J. Leathers         33,334(4)             -                  -           9.77     09/29/2011
                           35,000                -                  -          18.33     05/20/2014
                           17,000               3,000               -          16.68     10/22/2015
                            8,750              16,250               -          17.18     11/30/2017
 John J. Steele            12,500                -                  -           9.77     09/29/2011
                           20,000                -                  -          18.33     05/20/2014
                           12,750               2,250               -          16.68     10/22/2015
                            5,250               9,750               -          17.18     11/30/2017

 -----------------
 (1) We did not grant any stock options to our Named Executive Officers in 2010, 2009 or 2008. The option awards reported in this table were granted before 2008 and are not disclosed in the Summary Compensation Table and therefore constitute additional compensation not otherwise reported in this Proxy Statement.
 (2) The vesting dates of unvested and unexercisable stock options are reported in the Vesting Dates of Unvested and Unexercisable Stock Options at December 31, 2010 table on page 51.
 (3) Pursuant to our Equity Plan, the exercise price is equal to the closing market price on the date of grant. For earlier grants made prior to the May 2007 Equity Plan amendments, the exercise price was equal to the closing market price on the day before the grant date.
 (4) In March 2011, Mr. Leathers exercised 13,334 stock options that were vested and exercisable at December 31, 2010.


                          Outstanding Equity Awards at December 31, 2010
 ------------------------------------------------------------------------------------------------
                                          Stock Awards(1)
                                          ---------------

                                                           Equity Incentive    Equity Incentive
                                                             Plan Awards:        Plan Awards:
                        Number of        Market Value         Number of        Market or Payout
                        Shares or        of Shares or      Unearned Shares,    Value of Unearned
                      Units of Stock    Units of Stock      Units or Other     Shares, Units or
                        That Have          That Have       Rights That Have    Other Rights That
 Name                 Not Vested (#)   Not Vested ($)(2)    Not Vested (#)    Have Not Vested ($)
 ----                 --------------   -----------------   ----------------   -------------------
 Clarence L. Werner         -                  -                  -                    -
 Gary L. Werner         30,000(3)           678,000               -                    -
                        30,000(4)           678,000               -                    -
 Gregory L. Werner      30,000(3)           678,000               -                    -
                        30,000(4)           678,000               -                    -
 Derek J. Leathers      30,000(3)           678,000               -                    -
                        30,000(4)           678,000               -                    -
                        30,000(5)           678,000               -                    -
 John J. Steele          5,000(3)           113,000               -                    -
                        10,000(4)           226,000               -                    -

 -----------------
 (1) The stock awards reported in this table are also disclosed in the Summary Compensation Table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.
 (2) Market value is calculated by multiplying the number of restricted stock shares that have not vested by the closing market price of our common stock ($22.60 per share) on December 31, 2010 (the last trading day of our fiscal year).
 (3) This restricted stock award will vest according to a staggered vesting schedule. Beginning on November 30, 2013 (three years after the November 30, 2010 grant date), the restricted stock will vest annually in five increments of 20% each. The award will then become fully vested on November 30, 2017. The restricted stock award is contingent upon the recipient's continued employment with the Company through each vesting date. If the recipient's employment with us is terminated, each portion of restricted stock for which the vesting date has not occurred will be forfeited pursuant to our Equity Plan and the recipient's Restricted Stock Award Agreement.
 (4) This restricted stock award will vest according to a staggered vesting schedule. Beginning on December 1, 2012 (three years after the December 1, 2009 grant date), the restricted stock will vest annually in five increments of 20% each. The award will then become fully vested on December 1, 2016. The restricted stock award is contingent upon the recipient's continued employment with the Company through each vesting date. If the recipient's employment with us is terminated, each portion of restricted stock for which the vesting date has not occurred will be forfeited pursuant to our Equity Plan and the recipient's Restricted Stock Award Agreement.
 (5) This restricted stock award is scheduled to vest in its entirety on July 31, 2013 (the fifth anniversary of the July 31, 2008 grant date), provided Mr. Leathers continues to be employed with the Company through the vesting date. If he is not employed with us at such time, all shares of restricted stock will be forfeited upon the end of Mr. Leathers' employment with us.


            Vesting Dates of Unvested and Unexercisable
                Stock Options at December 31, 2010
        ---------------------------------------------------
        Name                 Options Vesting   Vesting Date
        ----                 ---------------   ------------
        Clarence L. Werner          -               -
        Gary L. Werner              -               -
        Gregory L. Werner           -               -
        Derek J. Leathers         3,000         10/21/2011
                                  5,000         11/29/2011
                                  5,000         11/29/2012
                                  6,250         11/29/2013
        John J. Steele            2,250         10/21/2011
                                  3,000         11/29/2011
                                  3,000         11/29/2012
                                  3,750         11/29/2013


Option Exercises for 2010

The following Option Exercises for 2010 table provides information regarding stock options that were exercised by our Named Executive Officers during 2010. The "value realized on exercise" reflects the total pre-tax value realized by the Named Executive Officers. This value is calculated by subtracting the aggregate exercise price of the exercised options from the aggregate market value of the shares of common stock acquired on the exercise date. No restricted stock awards vested during 2010 for any Named Executive Officers. For that reason, the columns regarding vested stock awards have been omitted from the table.


                     Option Exercises for 2010
   ---------------------------------------------------------------
                                      Option Awards
                                      -------------
                            Number of Shares       Value Realized
   Name                 Acquired on Exercise (#)   on Exercise ($)
   ----                 ------------------------   ---------------
   Clarence L. Werner              -                      -
   Gary L. Werner               275,000               3,591,022
   Gregory L. Werner            366,668               4,778,364
   Derek J. Leathers             13,334                200,785
   John J. Steele                  -                      -


Nonqualified Deferred Compensation for 2010

We established a nonqualified deferred compensation plan in 2005 for eligible key employees whose 401(k) Plan contributions were limited by IRS regulations affecting highly compensated employees. This plan is subject to the requirements of Section 409A of the Internal Revenue Code and is administered in good faith compliance with Section 409A.

The nonqualified deferred compensation plan also permits us to make matching contributions to participant accounts. We did not make any such matches in 2010 and have not done so since adopting the plan.

Deferrals. Under the nonqualified deferred compensation plan, eligible employees are permitted to defer a portion of their base salary on a pre-tax basis. Beginning on January 1, 2010, participants were also permitted to defer amounts from performance-based compensation. Such deferred amounts must be within the annual dollar limitations we establish. Through December 31, 2008, the annual dollar limitations were determined so that the combined sum of a highly compensated participant's 401(k) Plan contributions and nonqualified deferred compensation plan contributions would approximate the maximum contribution amount available to non-highly compensated employees who participate in the 401(k) Plan. Beginning January 1, 2009, certain participants were allowed to defer combined amounts that exceed the maximum 401(k)
Internal Revenue Code deferral limits for non-highly compensated employees. Prior to the enrollment period for the next year, management establishes maximum deferral limits that correspond to participants' job titles (such as Senior Vice President or Vice President). The maximum deferral limits for the 2010 nonqualified deferred compensation plan year ranged from $8,500 to $50,000, and such limits for the 2011 plan year range from $8,500 to $52,000. The maximum deferral limit for each of the Named Executive Officers was $50,000 for the 2010 plan year and is $52,000 for the 2011 plan year.

Earnings. Each participant in the nonqualified deferred compensation plan selects one or more investment funds available under the plan in which their contributed amounts of deferred compensation are deemed to be invested. Deferred compensation accounts will then accrue earnings based on the return of the selected investment funds. The participant may change how their deferred compensation is allocated to the investment funds at any time, subject to limitations imposed by the plan. Changes generally become effective as of the first trading day following the change. We do not pay preferential earnings or guarantee above-market earnings on any investments made under the plan. Any appreciation or depreciation in a plan participant's account is due solely to the participant's contributions and the underlying performance of the investment funds selected by the participant.

Distributions and "In Service" Withdrawals. At the time of making their deferral election for the year, a participant elects under his salary deferral agreement whether the resulting deferred compensation will be distributed to him in annual installments or a lump sum. Distributions are made after the executive officer's retirement or termination from the Company. Beginning January 1, 2010, participants who separate from service with the Company (as described in the plan) will generally not receive distributions from the plan until 12 months after the separation date (the previous distribution waiting period prescribed by the plan was six months). Under certain circumstances, participants may also elect to receive scheduled or hardship "in service"
withdrawals while still employed with us. The specific distribution options in this case depend upon the plan provisions. None of our Named Executive Officers received distributions or "in service" withdrawals during 2010.

The Nonqualified Deferred Compensation for 2010 table on page 53 presents the following information related to our nonqualified deferred compensation plan and Named Executive Officer participants:
    *  Executive  Contributions in 2010:   Reflects  voluntary
       executive deferrals of base salary. These deferrals are included in the "Salary" column of the Summary Compensation Table.

    *  Company  Contributions in 2010:  No such  contributions were made.
    * Aggregate Earnings in 2010: Reflects the earnings and/or losses on account balances. None of the earnings are above-market or preferential earnings and were therefore not included in the Summary Compensation Table.
    * Aggregate Withdrawals and Distributions in 2010: No withdrawals or distributions were made.
    * Aggregate Balance as of December 31, 2010: Reflects the total market value of the Named Executive Officer's nonqualified deferred compensation account, including such participant's contributions and earnings to date.


                            Nonqualified Deferred Compensation for 2010
 -------------------------------------------------------------------------------------------------
                                                         Aggregate       Aggregate      Aggregate
                         Executive        Company         Earnings      Withdrawals/     Balance
                       Contributions   Contributions      (Losses)        Distrib-      at End of
 Name                 in 2010 ($)(1)    in 2010 ($)    in 2010 ($)(2)    utions ($)    2010 ($)(3)
 ----                 --------------   -------------   --------------   ------------   -----------
 Clarence L. Werner          -               -                -              -              -
 Gary L. Werner           16,980             -              7,643            -            71,386
 Gregory L. Werner         8,502             -              6,338            -            66,123
 Derek J. Leathers        49,125             -             12,902            -           107,686
 John J. Steele           49,092             -             14,354            -           119,172


 -----------------
 (1) The amounts disclosed in this column are reported as compensation and included within the amounts in the "Salary" column of the Summary Compensation Table on page 46.
 (2) We do not provide above-market or preferential earnings on nonqualified deferred compensation plan balances; therefore, we did not report any portion of these amounts in the Summary Compensation Table pursuant to SEC rules.
 (3) Of these balances, the following executive contributions were reported in the "Salary" column of the Summary Compensation Table in our proxy statements for 2008 and 2009: C.L. Werner, not applicable; Gary Werner, $24,847; Greg Werner, $17,001; Derek Leathers, $24,050; and, John Steele, $24,870.



          PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF
         INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of the Independent Registered Public Accounting Firm

The firm of KPMG LLP ("KPMG") is our independent registered public accounting firm. The table on page 54 sets forth the aggregate fees billed to us by KPMG for professional audit services rendered in connection with the audit of our annual financial statements and internal control over financial reporting for 2010 and 2009. KPMG did not provide any other services to us during those periods.

                  Independent Registered Public
              Accounting Firm Fees for 2010 and 2009
              ---------------------------------------
                                  2010 ($)   2009 ($)
                                  --------   --------
             Audit Fees           402,360    402,360
             Audit-Related Fees      -          -
             Tax Fees                -          -
             All Other Fees          -          -
             Total                402,360    402,360


Audit Fees. Audit fees consist of fees for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for 2010 and 2009, (ii) review of our financial statements included in our Quarterly Reports on Form 10-Q during such periods and (iii) the audit of our internal control over financial reporting during such periods.

Audit-Related Fees. Audit-related fees consist of fees (i) for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees and (ii) fees related to audit and attest services not required by laws or regulations and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees are defined as fees for professional services for tax compliance, tax advice and tax planning. These services may include assistance regarding federal, state and international tax compliance, tax return preparation, tax audits and customs and duties.

The  Audit Committee has reviewed KPMG's provision of services
and   believes   that  these  services  are  compatible   with
maintaining the independence of KPMG. KPMG did not provide any non-audit services for us in 2010.

The Audit Committee has approved KPMG as our independent registered public accounting firm for 2011. Representatives of KPMG will be present at the 2011 Annual Meeting and will have an opportunity, should they so desire, to make a statement. The KPMG representatives will also be available to respond to appropriate questions from stockholders.

Policy of Audit Committee Pre-Approval of Audit and Non-Audit
Services  Performed  by  the  Independent  Registered   Public
Accounting Firm

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by independent registered public accounting firms. Prior to the engagement of an independent registered public accountant for the next year's audit, our management will submit to the Audit Committee for approval an itemized list of all audit and non-audit services expected to be rendered during such year and the budgeted fees for such services. The Audit Committee then pre-approves these services according to the categories of service in the Independent Registered Public Accounting Firm Fees for 2010 and 2009 table above. When determining whether a service should receive pre-approval, the Audit Committee considers whether such services are consistent with the SEC rules regarding auditor independence. In the event circumstances arise and it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval, the Audit Committee will approve such additional services prior to the commencement of the engagement and provision of such services.

Pursuant to its charter, the Audit Committee may delegate to its Chair the pre-approval authority to address any requests for pre-approval of services between Audit Committee meetings, and such Chair must report any such pre-approval decisions to the committee at its next meeting. Our management and independent registered public accounting firm periodically report to the full Audit Committee (i) the extent of services provided by such accounting firm in accordance with this pre-approval and (ii) the fees for services performed to date.

We did not pay any fees categorized as Audit-Related Fees, Tax Fees or All Other Fees to KPMG during 2010 and 2009. Accordingly, the Audit Committee did not approve any fees during these periods that related to the pre-approval provisions or the de minimis exception set forth in applicable SEC rules.

Recommendation of the Board of Directors - Proposal 4

We are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for 2011. Although this stockholder ratification is not required by our By-Laws, Audit Committee charter or otherwise, the Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders do not ratify the appointment of KPMG, then our Audit Committee and Board of Directors will reconsider the appointment. Even if our stockholders ratify the selection of KPMG, the Audit Committee will retain its authority to, in its discretion and at any time during 2011, select a different independent registered public accounting firm or terminate KPMG if the Audit Committee determines that such a change would be in our best interests and those of our stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011. The Designated Proxy Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the ratification of the appointment of KPMG LLP.


               TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Related Person Transactions

Our Governance Committee charter requires the Governance Committee (each member of which is independent under applicable NASDAQ listing standards and SEC rules) to oversee administration of our policies with respect to related person transactions and to review and approve all related person transactions submitted to the Governance Committee when such approval is required under the NASDAQ and SEC rules and regulations. All related person transactions that are required to be disclosed under SEC rules are disclosed in our applicable SEC filings.

For purposes of Item 404 of SEC Regulation S-K, a "related person transaction" is generally any effected or proposed transaction, arrangement or relationship in which:
    (i)     The Company was or is to be a participant;
    (ii) The amount involved exceeds or is expected to exceed $120,000; and
    (iii)   Any "related person" has an interest.

Under Item 404, "related person" generally means:
    *  A director or director nominee of the Company;

    *  An executive officer of the Company;
    * A security holder who is known to be the beneficial owner of more than 5% of our common stock; or
    * Any "immediate family member" of a director, director nominee, executive officer or beneficial owner of more than 5% of our common stock. "Immediate family members" include spouse, children, parents, siblings, in-laws, stepparents and stepchildren and any other person sharing the related person's household.
    * Any firm, corporation or other entity in which any of the foregoing persons (i) is employed by, a director of or a partner or principal in such entity or (ii) has a beneficial ownership interest of 10% or more.

Related Person Transactions

Land Lease Agreement. The Company leases certain land from the Clarence L. Werner Revocable Trust (the "Trust"), a related person. C.L. Werner, Chairman of Werner Enterprises, Inc., is the sole trustee of the Trust. On February 8, 2007, the Company entered into a revised Lease Agreement, effective as of May 21, 2002 (the "Lease Agreement"), and a License Agreement (the "License Agreement") with C.L. Werner in his
capacity   as  trustee.   The  Lease  Agreement  and   License
Agreement were approved by the disinterested members of the Board of Directors at the Board's February 8, 2007 meeting. The Lease Agreement was originally entered into between the parties on May 21, 2002 with a 10-year lease term commencing June 1, 2002 (the "2002 Lease Agreement").

The Lease Agreement covers the lease of land comprising approximately 35 acres (referred to as the "Lodge Premises"), with improvements consisting of lodging facilities and a sporting clay range which the Company uses for business meetings and customer and vendor promotion. The 2002 Lease Agreement provided for a non-exclusive license to use for hunting purposes a contiguous portion of farmland comprising approximately 580 acres (referred to as the "Farmland Premises"). These license rights were deleted from the Lease Agreement and incorporated into the License Agreement.

The Lease Agreement's current ten-year term expires May 31, 2012. The Lease Agreement gives the Company the option to extend such agreement for two additional five-year periods, through 2017 and 2022, respectively. Under the Lease Agreement, the Company also makes annual rental payments of one Dollar ($1.00) per year, and the Company is responsible for the real estate taxes and maintenance costs on the Lodge Premises. These costs totaled approximately $63,000 in 2010. The terms of the Lease Agreement also permit C.L. Werner, in his capacity as landlord, to receive as rent use of the Lodge Premises and Farmland Premises for personal use.

Under the Lease Agreement, at any time during the lease or any extension thereof, the Company has the option to purchase the Lodge Premises from the Trust at its current market value, excluding the value of all leasehold improvements the Company made. The Company also has a right of first refusal to purchase the Lodge Premises, or any part thereof, if the Trust receives an offer from an unrelated third party to purchase the Lodge Premises. The Trust has the option at any time during the lease to demand that the Company exercise its option to purchase the Lodge Premises. If the Company does not elect to purchase the Lodge Premises as demanded by the Trust, then the Company's option to purchase at any time during the lease is forfeited; however, the Company will retain the right of first refusal with respect to a purchase offer from an unrelated third party. If the Company terminates the Lease Agreement prior to the expiration of the initial ten-year term and elects not to purchase the Lodge Premises from the Trust, then the Trust agrees to pay the
Company the cost of all leasehold improvements, less accumulated depreciation calculated on a straight-line basis over the term of the Lease Agreement (ten years). If, at the termination of the initial ten-year term or any of the two five-year renewal periods, the Company has not exercised its option to purchase the Lodge Premises accordingly, the leasehold improvements become the property of the Trust. However, the Company currently intends to exercise its option to purchase the Lodge Premises at its current market value prior to the completion of the initial ten-year lease period or any of the two five-year renewal periods. The Company has made leasehold improvements to the Lodge Premises of approximately $6.3 million since the inception of leasehold arrangements commenced in 1994.

The revisions to the Lease Agreement removed the provisions relating to the Farmland Premises (including the description of option to purchase rights described above), as of the effective date of the 2002 Lease Agreement, and the Company and the Trust entered into the separate License Agreement defining the Company's respective rights to the Farmland Premises. Under the License Agreement, the Company and its invitees are granted a non-exclusive right to hunt and fish on the Farmland Premises, for a term of one year, which is automatically renewable unless either party terminates not less than 30 days prior to the end of the current annual term. The Trust agrees to use its best efforts to maintain a controlled shooting area permit on the Farmland Premises while the License Agreement is effective and to maintain the land in a manner to maximize hunting cover for game birds. In consideration of the license to hunt and fish on the Farmland Premises, the Company agrees to pay the Trust an amount equal to the real property taxes and special assessments levied on the land and the cost of all fertilizer and seed used to maintain the hunting cover and crops located on the land. Such costs were approximately $54,000 for 2010.

Family Members of Executive Officers and Directors. The Company employs family members of certain executive officers and directors. Such family members are employed on the same terms and conditions as non-related employees, and their total compensation is commensurate with that of their peers. In 2010, the Company employed four individuals whose total compensation exceeded $120,000 and who are considered "related persons" under Item 404 of Regulation S-K of the SEC. The aggregate total compensation for these four individuals in 2010 was $848,455, which includes all elements of compensation received by those individuals, including cash compensation, equity awards, perquisites and other personal benefits and forms of compensation. The Company also employed three other related persons during 2010, none of whom received compensation in excess of $120,000.

Independent   Contractors.   During  2010  the  Company   paid
$442,772 to WinRow Farms, which is owned by C.L. Werner's brother, Vern Werner. WinRow Farms leased tractors and drivers to us as independent contractors. The contracts for these tractors were terminated in 2010. During 2010, the Company sold used revenue equipment to WinRow Farms at a total of $15,400. The payments to WinRow Farms are based on the same per-mile settlement scale that is applied to the Company's other similar independent contractors. The Company believes the revenue equipment sales prices are no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.

Personal Use of Corporate Aircraft. C.L. Werner utilized the Company's corporate aircraft for non-business purposes during 2010. Mr. Werner reimbursed the Company $211,681 representing the aggregate incremental cost associated with the personal flights. This cost is higher than the imputed income calculated for income tax purposes in accordance with IRS rules. The incremental cost is computed using the average hourly variable costs of operating the Company's aircraft, which primarily consists of fuel and maintenance.


                        OTHER BUSINESS

We do not know of any business that will be presented for consideration at the 2011 Annual Meeting of Stockholders other than that described in this Proxy Statement. As to other business (if any) that may properly be brought before the meeting, we intend that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.


                     STOCKHOLDER PROPOSALS

Only stockholders of record as of March 21, 2011, are entitled to bring business before the 2011 Annual Meeting. All stockholder proposals must be in writing and include the following:
    (i) A brief description of the business the stockholder desires to bring before the Annual Meeting;
    (ii) The reason for conducting such proposed business at the Annual Meeting;
    (iii) The name and address of the stockholder proposing such business;
    (iv) The class and number of shares of our common stock beneficially owned by such stockholder; and
    (v) Any material interest of the stockholder in such business.

To  be  eligible  for inclusion in our 2012  Proxy  Materials:
Stockholder proposals intended to be presented at our 2012 Annual Meeting of Stockholders must be in writing and be received by the Corporate Secretary at our executive offices on or before December 9, 2011. The inclusion of any such stockholder proposal in our 2012 Proxy Materials will be considered untimely if received after December 9, 2011. Stockholders may submit nominations for directors to be elected at the 2012 Annual Meeting of Stockholders, and such nominations must be contained in a written proposal and delivered to the Corporate Secretary at our executive offices by December 9, 2011. For a description of the process of submitting stockholder nominations for director, refer to the Director Nomination Process section under Corporate Governance in this Proxy Statement.

All written stockholder proposals (whether for the recommendation of director candidates or the proposal of other business) are subject to and must comply with the applicable rules and regulations under the Exchange Act, including Rule 14a-8. Rule 14a-8 provides requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. The address for our Corporate Secretary and executive offices is provided in the Contacting the Corporate Secretary and Executive Offices section of this Proxy Statement.

Regarding  proposals  not to be included  in  our  2011  Proxy
Materials: Stockholders may present proposals for consideration at the 2011 Annual Meeting of Stockholders that are not intended for inclusion in the 2011 Proxy Materials. These proposals must be received in writing by the Corporate Secretary at our executive offices no later than April 20, 2011 for the 2011 Annual Meeting. Pursuant to our By-Laws, stockholders may make other proposals at the Annual Meeting to be discussed and considered; but unless the Corporate Secretary receives the written proposal at least twenty days before the Annual Meeting, such proposal will be considered untimely and will not be acted upon. Instead, the proposal will be laid over for action at the next stockholder meeting held thirty days or more later.


             STOCKHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called "householding" pursuant to SEC rules and regulations. Under this procedure, we will deliver only one copy of this Proxy Statement and our 2010
Annual  Report  to multiple stockholders who  share  the  same mailing address (if they appear to be members of the same family), unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate Proxies. This procedure reduces our printing and mailing costs and fees.

We  will  promptly deliver, upon written or  oral  request,  a separate copy of this Proxy Statement and the 2010 Annual Report to any stockholder at a shared address to which a single copy of either of those documents was delivered. To request a separate copy of this Proxy Statement and/or the 2010 Annual Report, stockholders may write or call our Corporate Secretary at our executive offices. You will not be charged for any requested copies. This Proxy Statement and our 2010 Annual Report are also available on our website.

Householding of proxy materials occurs when you provide us or your broker with a written householding consent. Stockholders who would like to revoke their householding consent and receive a separate copy of our subsequent proxy statements and annual reports to stockholders should contact their broker (if the shares are held in a brokerage account) or our Corporate Secretary (if you hold registered shares). Stockholders who share a mailing address and receive multiple copies of proxy materials but would like to participate in householding and receive a single copy of our proxy materials should contact their broker or our Corporate Secretary.


   CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE OFFICES

Our  Corporate  Secretary is James L.  Johnson.   The  mailing
address,  telephone  numbers  and  e-mail  address   for   our
Corporate Secretary and executive offices are:
                   Werner Enterprises, Inc.
                Attention:  Corporate Secretary
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308
                  Telephone:  (402) 895-6640
                  Toll-Free:  (800) 228-2240
               E-Mail:  invrelations@werner.com


        INTERNET WEBSITE AND AVAILABILITY OF MATERIALS

Our Internet website, as referred to in this Proxy Statement, is: http://www.werner.com, under the "Investors" link. This Proxy Statement, the Notice of Annual Meeting of Stockholders and 2010 Annual Report (including our Annual Report on Form 10-K for 2010) are available on our website. Our prior proxy statements, annual reports and SEC filings are also included on the website. You may obtain a copy of these materials, without charge, on our website or by contacting the Corporate Secretary.

-----------------

                            By Order of the Board of Directors


                            /s/ James L. Johnson

                            James L. Johnson
Omaha, Nebraska             Executive Vice President, Chief
April 7, 2011                 Accounting Officer and Corporate
                              Secretary

                         WERNER ENTERPRISES, INC.
                           Post Office Box 45308
                        Omaha, Nebraska  68145-0308

                            -------------------

                                   PROXY

                            -------------------

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held Tuesday, May 10, 2011. The undersigned stockholder hereby acts by proxy and appoints each of Clarence L. Werner and Gary L. Werner to act as duly authorized attorneys-in-fact and proxies (collectively, the "Designated Proxy Holders"), with full power of substitution, to represent and vote, as the undersigned stockholder directs herein, all shares of common stock of Werner Enterprises, Inc., that such stockholder is entitled to vote as of March 21, 2011 at the Annual Meeting of Stockholders to be held on Tuesday, May 10, 2011 (including any adjournments or postponements thereof), and to vote all such shares on any other business that properly comes before such meeting. The proposals to be voted on in this Proxy are not related to, and are not conditioned upon, the approval of other matters. The Board of Directors of Werner Enterprises, Inc. submits and recommends a vote "for" each of the following proposals:
1. Proposal 1 - Election of Class II directors. Check only one box. To withhold authority to vote for any individual nominee(s), check "For All Except" and write the number(s) of the nominee(s) on the line below the box.
                                   For All   Withhold All   For All Except
        Nominees:                   [   ]       [   ]           [   ]
        1.  Gary L. Werner
        2.  Gregory L. Werner
        3.  Michael L. Steinbach

                                                         -----------------

2. Proposal 2 - To approve the advisory resolution on executive compensation. Check only one box.
               For                Against             Abstain
              [   ]                [   ]               [   ]

3. Proposal 3 - To hold an advisory vote on the frequency of future advisory votes on executive compensation. Check only one box.
         Every Year     Every Two Years     Every Three Years      Abstain
           [   ]             [   ]                [   ]             [   ]


4. Proposal 4 - To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Werner Enterprises, Inc. for the year ending December 31, 2011. Check only one box.
               For                Against             Abstain
              [   ]                [   ]               [   ]

This Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no instruction is given with respect to a proposal, this Proxy will be voted "FOR ALL" for Proposal 1, "FOR" Proposals 2 and 4 and "EVERY THREE YEARS" for Proposal 3.

Please date, sign and print your name.*
-------------------------------------
                                       If held jointly:

---------------       --------         ---------------       --------
Signature             Date             Signature             Date

---------------                        ---------------
Printed Name                           Printed Name

*When shares are held by joint tenants, both individuals should sign this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, provide your full title. If the stockholder is a corporation or partnership, provide the full corporate or partnership name by the name of the authorized officer or person completing this Proxy.

 Please mark, sign, date and promptly return this Proxy using the enclosed
 -------------------------------------------------------------------------
                       postage-paid return envelope.
                       -----------------------------
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 10, 2011: The Proxy Statement and 2010 Annual Report of Werner Enterprises, Inc. are available, without charge, at http://www.werner.com under the "Investors" link or by contacting the Corporate Secretary by toll free telephone at (800) 228-2240 or by e-mail at invrelations@werner.com.